Exhibit 99.1
Harleysville National Corporation and Subsidiaries
December 31, 2008 Financial Statements and Notes

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES 12-31-08

CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2007
	(Dollars in thousands)
Assets
Cash and due from banks	$75,305	$73,930
Federal funds sold and securities purchased under agreements to resell	—	131,600
Interest-bearing deposits in banks	27,221	3,873
Total cash and cash equivalents	102,526	209,403
Residential mortgage loans held for sale (measured at fair value at December 31, 2008)	17,165	1,140
Investment securities available for sale (amortized cost $1,186,586 and $914,139, respectively)	1,141,948	910,367
Investment securities held to maturity (fair value $50,059 and $57,518, respectively)	50,434	57,347
Federal Home Loan Bank stock, Federal Reserve Bank stock and other investments	39,279	15,201
Loans and leases	3,668,079	2,459,683
Less: Allowance for loan losses	(49,955)	(27,328)
Net loans	3,618,124	2,432,355
Premises and equipment, net	50,605	32,518
Accrued interest receivable	21,120	16,456
Goodwill	240,701	111,155
Intangible assets, net	27,807	13,340
Bank-owned life insurance	87,081	72,269
Other assets	93,719	31,450
Total assets	$5,490,509	$3,903,001
Liabilities and Shareholders’ Equity
Deposits
Noninterest-bearing	$479,469	$358,258
Interest-bearing:
Checking	556,855	482,104
Money market	1,042,302	796,325
Savings	270,885	145,681
Time deposits	1,588,921	1,202,690
Total deposits	3,938,432	2,985,058
Federal funds purchased and short-term securities sold under agreements to repurchase	136,113	101,493
Other short-term borrowings	984	2,015
Long-term borrowings	759,658	321,785
Accrued interest payable	34,495	28,810
Subordinated debt	93,743	82,992
Other liabilities	52,377	41,538
Total liabilities	5,015,802	3,563,691
Shareholders’ equity:
Series preferred stock, par value $1 per share; authorized 8,000,000 shares, none issued	—	—
Common stock, par value $1 per share; authorized 75,000,000 shares; issued 43,022,387 and
31,507,021 shares at December 31, 2008 and 2007, respectively	43,022	31,507
Additional paid-in capital	379,551	231,130
Retained earnings	82,295	82,311
Accumulated other comprehensive loss	(29,017)	(2,566)
Treasury stock, at cost: 76,635 and 174,605 shares at December 31, 2008 and 2007,
respectively	(1,144)	(3,072)
Total shareholders’ equity	474,707	339,310
Total liabilities and shareholders’ equity	$5,490,509	$3,903,001

See accompanying notes to consolidated financial statements.

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands, except per share data)
Interest income
Loans and leases, including fees	$153,725	$145,319	$134,115
Investment securities:
Taxable	39,195	34,803	30,296
Exempt from federal taxes	12,277	10,863	10,477
Federal funds sold and securities purchased under agreements to resell	996	3,084	3,838
Deposits in banks	101	492	215
Total interest income	206,294	194,561	178,941
Interest expense
Savings and money market deposits	25,140	47,980	38,906
Time deposits	53,771	41,309	36,460
Short-term borrowings	2,099	5,431	5,202
Long-term borrowings	21,144	17,407	15,200
Total interest expense	102,154	112,127	95,768
Net interest income	104,140	82,434	83,173
Provision for loan losses	15,567	10,550	4,200
Net interest income after provision for loan losses	88,573	71,884	78,973
Noninterest income
Service charges	13,515	9,690	8,002
Gain (loss) on sales of investment securities, net	2,642	1,187	(674)
Other-than-temporary impairment of available for sale securities	(1,923)	(55)	—
Gain on sale-leaseback of bank properties	—	2,788	—
Gain on sale of branch	—	—	10,650
Gain on sale of credit card portfolio	—	—	1,444
Wealth management	18,644	18,642	14,788
Bank-owned life insurance	2,777	2,489	2,386
Other income	10,562	8,597	8,752
Total noninterest income	46,217	43,338	45,348
Net interest income after provision for loan losses and
noninterest income	134,790	115,222	124,321
Noninterest expense
Salaries, wages and employee benefits	56,108	48,832	44,647
Occupancy	10,101	7,008	5,670
Furniture and equipment	4,432	3,941	3,664
Intangibles expense	4,208	1,225	1,140
Merger charges	3,430	423	—
Other expense	26,343	19,926	15,709
Total noninterest expense	104,622	81,355	70,830
Income before income tax expense	30,168	33,867	53,491
Income tax expense	5,075	7,272	14,076
Net income	$25,093	$26,595	$39,415
Net income per share information:
Basic	$0.78	$0.91	$1.36
Diluted	$0.78	$0.90	$1.34
Cash dividends per share	$0.80	$0.80	$0.75
Weighted average number of common shares:
Basic	32,201,150	29,218,671	28,946,847
Diluted	32,364,137	29,459,898	29,353,128

See accompanying notes to consolidated financial statements.

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

	Common	Treasury
	Stock	Stock	Common			Accumulated
	Number	Number	Stock	Additional		Other
	of	of	Par	Paid in	Retained	Comprehensive	Treasury		Comprehensive
	Shares	Shares	Value	Capital	Earnings	(Loss) Income	Stock	Total	Income (Loss)
	(Dollars and share information in thousands)
Balance January 1, 2006	27,500	(64)	$27,500	$167,418	$88,285	$(8,618)	$(1,353)	$273,232
Issuance of stock for stock
options, net of excess tax
benefits	192	220	192	1,662	—	—	4,583	6,437
Issuance of stock awards	—	—	—	5	—	—	—	5
Stock-based compensation
expense	—	—	—	440	—	—	—	440
Stock dividend	1,382	—	1,382	25,188	(26,582)	—	—	(12)
Net income	—	—	—	—	39,415	—	—	39,415	$39,415
Other comprehensive income, net
of reclassifications and tax	—	—	—	—	—	4,050	—	4,050	4,050
Purchases of treasury stock	—	(265)	—	—	—	—	(5,502)	(5,502)
Cash dividends	—	—	—	—	(21,779)	—	—	(21,779)
Comprehensive income									$43,465
Adjustment for adoption of FAS
No. 158, net of tax	—	—	—	—	—	(1,535)	—	(1,535)
Balance December 31, 2006	29,074	(109)	29,074	194,713	79,339	(6,103)	(2,272)	294,751
Issuance of stock for stock
options, net of tax and excess
tax benefits	—	76	—	(386)	—	—	1,391	1,005
Issuance of stock awards	—	—	—	(1)	—	—	5	4
Stock-based compensation
expense	—	—	—	118	—	—	—	118
Net income	—	—	—	—	26,595	—	—	26,595	$26,595
Other comprehensive income, net
of reclassifications and tax	—	—	—	—	—	3,537	—	3,537	3,537
Issuance of common stock for
acquisition of East Penn
Financial	2,433	—	2,433	36,686	—	—	—	39,119
Purchases of treasury stock	—	(141)	—	—	—	—	(2,196)	(2,196)
Cash dividends	—	—	—	—	(23,623)	—	—	(23,623)
Comprehensive income									$30,132
Balance December 31, 2007	31,507	(174)	31,507	231,130	82,311	(2,566)	(3,072)	339,310
Issuance of stock for stock
options, net of excess tax
benefits	—	165	—	(992)	—	—	2,850	1,858
Issuance of stock awards	—	—	—	—	—	—	2	2
Stock-based compensation
expense	—	—	—	136	—	—	—	136
Net income	—	—	—	—	25,093	—	—	25,093	$25,093
Other comprehensive loss, net
of reclassifications
and tax	—	—	—	—	—	(26,451)	—	(26,451)	(26,451)
Issuance of common stock for
acquisition of Willow
Financial	11,515	—	11,515	149,277	—	—	—	160,792
Cash dividends
Treasury stock received in sale
of subsidiary	—	(66)	—	—	—	—	(906)	(906)
Cash dividends	—	—	—	—	(25,109)	—	—	(25,109)
Other	—	(1)	—	—	—	—	(18)	(18)
Comprehensive loss									$(1,358)
Balance December 31, 2008	43,022	(76)	$43,022	$379,551	$82,295	$(29,017)	$(1,144)	$474,707

See accompanying notes to consolidated financial statements.

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Operating activities
Net income	$25,093	$26,595	$39,415
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	15,567	10,550	4,200
Depreciation	4,308	4,007	3,343
Intangibles expense	4,208	1,225	1,140
Net amortization of discounts/premiums on investments and borrowings	285	1,758	3,327
Deferred income (benefit) expense	(3,546)	(7,859)	659
(Gain) loss on sales of investment securities, net	(2,642)	(1,132)	674
Other-than-temporary impairment on investments available for sale	1,923	—	—
Gain on sale-leaseback of bank properties	—	(2,788)	—
Gain on sale of branch	—	—	(10,650)
Gain on sale of credit card portfolio	—	—	(1,444)
Bank-owned life insurance income	(2,777)	(2,489)	(2,386)
Death benefit on bank-owned life insurance	(405)	—	—
Stock-based compensation expense	136	118	440
Pension termination expense	—	1,917	—
Net decrease (increase) in accrued interest receivable	798	307	(1,725)
Net increase (decrease) in accrued interest payable	1,615	(4,410)	4,412
Net (increase) decrease in other assets	(1,723)	5	(8,085)
Net (decrease) increase in other liabilities	(1,303)	5,773	1,711
Other, net	(40)	31	(89)
Net cash provided by operating activities	41,497	33,608	34,942
Investing activities
Proceeds from sales of investment securities available for sale	208,456	186,218	110,842
Proceeds from maturity or calls of investment securities held to maturity	6,864	1,500	617
Proceeds from maturity or calls of investment securities available for sale	167,067	150,110	153,537
Proceeds, redemption Federal Home Loan Bank stock and reduction in other investments	5,513	7,811	4,609
Purchases of investment securities available for sale	(409,861)	(343,679)	(273,399)
Purchases of Federal Home Loan Bank stock, Federal Reserve Bank stock and other investments	(11,091)	(3,737)	(4,664)
Net increase in loans	(133,901)	(83,162)	(101,554)
Net cash acquired (paid) due to acquisitions	42,107	(34,010)	(14,525)
Net cash paid in sale of branch	—	—	(42,472)
Net proceeds from sale of credit card portfolio	—	—	16,705
Payments to fund pension plan	(1,250)	—	—
Purchases of premises and equipment	(10,072)	(10,912)	(10,783)
Proceeds from sales of premises and equipment	866	39,712	857
Proceeds from sales of other real estate	1,244	13	109
Net cash used in investing activities	(134,058)	(90,136)	(160,121)
Financing activities
Net increase in deposits	6,722	85,491	225,554
Increase (decrease) in federal funds purchased and securities sold under agreements to repurchase	9,605	(6,429)	8,722
(Decrease) increase in short-term borrowings	(1,031)	658	(395)
Advances of long-term borrowings	125,000	125,000	10,000
Repayments of long-term borrowings	(131,347)	(62,003)	(68,000)
Proceeds from subordinated debt issuance	—	23,196	—
Cash dividends	(25,109)	(23,623)	(21,779)
Repurchase of common stock	—	(2,196)	(5,502)
Proceeds from the exercise of stock options	1,567	925	5,302
Excess tax benefits from stock-based compensation	277	42	948
Other, net	—	—	(12)
Net cash (used in) provided by financing activities	(14,316)	141,061	154,838
Net (decrease) increase in cash and cash equivalents	(106,877)	84,533	29,659
Cash and cash equivalents at beginning of year	209,403	124,870	95,211
Cash and cash equivalents at end of year	$102,526	$209,403	$124,870
Cash paid during the year for:
Interest	$101,550	$116,649	$91,435
Income taxes	$17,668	$6,145	$17,088
Supplemental disclosure of noncash investing and financing activities:
Transfer of assets from loans to other real estate owned	$2,416	$51	$128
Acquisitions, common stock issued	$160,792	$39,119	$—

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 1—Summary of Significant Accounting Policies

     Harleysville National Corporation (the Corporation) through its subsidiary bank, Harleysville National Bank (the Bank), provides a full range of banking services including loans, deposits, investment management, trust and investment advisory services to individual and corporate customers primarily located in eastern Pennsylvania. HNC Financial Company and HNC Reinsurance Company are wholly owned subsidiaries of the Corporation. HNC Financial Company’s principal business function is to expand the investment opportunities of the Corporation. HNC Reinsurance Company functions as a reinsurer of consumer loan credit life and accident and health insurance.

     The Corporation and the Bank are subject to regulations of certain state and federal agencies including the Federal Deposit Insurance Corporation, as insurer of the Bank’s deposits, the Board of Governors of the Federal Reserve System, as regulator of the holding company and the Office of the Comptroller of Currency. Accordingly, these regulatory authorities periodically examine the Corporation and the Bank. As a consequence of the extensive regulation of commercial banking activities, the Corporation’s and the Bank’s businesses are susceptible to being affected by state and federal legislation and regulations.

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.

Principles of Consolidation and Basis of Presentation

     The consolidated financial statements include the Corporation and its wholly owned subsidiaries, the Bank, HNC Financial Company, and HNC Reinsurance Company. Willow Financial Bancorp, Inc. (Willow Financial) and its banking subsidiary are included in the Corporation’s results effective December 5, 2008. East Penn Financial Corporation (East Penn Financial) and its banking subsidiary are included in the Corporation’s results effective November 16, 2007. All significant intercompany accounts and transactions have been eliminated in consolidation and certain prior period amounts have been reclassified to conform to current year presentation. The accounting and reporting policies of the Corporation and its subsidiaries conform with U.S. generally accepted accounting principles (GAAP).

     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities as of the dates of the balance sheets and revenues and expenditures for the periods presented. Actual results could differ from those estimates.

Cash and Cash Equivalents

     Cash and cash equivalents include cash and due from banks, federal funds sold, securities purchased under agreements to resell and interest-bearing deposits in banks with original maturities of generally three months or less.

Investment Securities

     The Corporation accounts for securities under Statement of Financial Accounting Standards (SFAS) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Debt securities, which management has the intent and ability to hold until maturity, are classified as held to maturity and reported at amortized cost, adjusted for amortization of premiums and accretion of discounts using the interest method over the life of the securities. Debt and equity securities expected to be held for an indefinite period of time are classified as available for sale and are stated at fair value with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of income taxes. The Corporation receives estimated fair values of debt securities from independent valuation services and brokers. In developing these fair values, the valuation services and brokers use estimates of cash flows based on historical performance of similar instruments in similar rate environments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 1—Summary of Significant Accounting Policies (Continued)

     Amortization of premiums and accretion of discounts for investment securities available for sale and held to maturity are included in interest income. Realized gains and losses on the sale of investment securities are recognized using the specific identification method and are included in the consolidated statements of income.

     The Corporation follows Financial Accounting Standards Board (FASB) Financial Staff Position (FSP) FAS Nos. 115-1 and FAS 124-1 “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” which provides guidance on determining when investments in certain debt and equity securities are considered impaired, whether that impairment is other than temporary, and on measuring such impairment loss. The Corporation uses various indicators in determining whether a security is other-than-temporarily impaired, including for equity securities, if the market value is below its cost for an extended period of time with low expectation of recovery or for debt securities, when it is probable that the contractual interest and principal will not be collected. The debt securities are monitored for changes in credit ratings. Adverse changes in credit ratings could affect the estimated cash flows of the underlying collateral or issuer.

Loans

     Loans that management intends to hold to maturity are stated at the principal amount outstanding. Net loans represent the principal loan amount outstanding net of deferred fees and costs, unearned income and the allowance for loan losses. Interest on loans is credited to income based on the principal amount outstanding.

     Loan origination fees and direct loan origination costs of completed loans are deferred and recognized over the life of the loan as an adjustment to the yield consistent with SFAS No. 91, “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.” The net loan origination fees recognized as yield adjustments are reflected in loan interest income from loans and leases in the consolidated statements of income and the unamortized balance of the net loan origination fees is reported in net loans in the consolidated balance sheets.

     Income recognition of interest on loans is discontinued when, in the opinion of management, the collectability of principal or interest becomes doubtful. A loan is generally classified as nonaccrual when principal or interest has consistently been in default for a period of 90 days or more or because of deterioration in the financial condition of the borrower, and payment in full of principal or interest is not expected. When a loan is placed on nonaccrual status, all accrued but uncollected interest is reversed from income. The Corporation recognizes income on nonaccrual loans under the cash basis when the loans are both current and the collateral on the loan is sufficient to cover the outstanding obligation to the Corporation. The Corporation will not recognize income if these factors do not exist. Loans past due 90 days or more and still accruing interest are loans that are generally well-secured and expected to be restored to a current status in the near future.

     Loans are considered past due after one payment has been missed. Loans are charged off when it becomes evident that such balances are not fully collectible.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 1—Summary of Significant Accounting Policies (Continued)

     A loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect all amounts due, including principal and interest, according to the contractual terms of the loan agreement. The Corporation accounts for impaired loans under SFAS No. 114, “Accounting by Creditors for Impairment of a Loan”, as amended by SFAS No. 118, “Accounting by Creditors for Impairment of a Loan—Income Recognition and Disclosures.” Impaired loans are measured individually based on the present value of expected future cash flows discounted at the loan’s effective interest rate, a loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. Regardless of the measurement method, impairment is based on the fair value of the collateral when foreclosure is probable. If the recorded investment in impaired loans exceeds the measure of estimated fair value, a specific allowance is established as a component of the allowance for loan losses. The Corporation’s policy for interest income recognition on impaired loans is to recognize income on restructured loans under the accrual method.

Allowance for Loan Losses

     The allowance for loan losses is maintained at a level that management believes is sufficient to absorb estimated probable credit losses. The allowance for loan losses is based on estimated net realizable value unless it is probable that loans will be foreclosed, in which case the allowance for loan losses is based on the fair value of the collateral less selling costs. Management’s determination of the adequacy of the allowance is based on periodic evaluations of the loan portfolio and other relevant factors. However, this evaluation is inherently subjective as it requires significant estimates by management. Consideration is given to a variety of factors in establishing these estimates including historical losses, current and anticipated economic conditions, diversification of the loan portfolio, delinquency statistics, results of internal loan review, borrowers’ perceived financial and management strengths, the adequacy of underlying collateral, the dependence on collateral, and the strength of the present value of future cash flows and other relevant factors. These factors may be susceptible to significant change. Increases to the allowance for loan losses are made by charges to the provision for loan losses. Credit exposures deemed to be uncollectible are charged against the allowance for loan losses. Recoveries of previously charged-off amounts are credited to the allowance for loan losses. To the extent actual outcomes differ from management estimates, additional provisions for loan losses may be required which may adversely affect the Corporation’s results of operations in the future. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Corporation to recognize additions to the allowance based on their judgment of information available to them at the time of their examination.

     The Corporation performs periodic evaluations of the allowance for loan losses that include both historical, internal and external factors. The actual allocation of reserve is a function of the application of these factors to arrive at a reserve for each portfolio type and an additional component of the reserve allocated against the portfolio as a whole. Management assigns historical factors and environmental factors to homogeneous groups of loans that are grouped by loan type and credit rating. Changes in concentrations and quality are captured in the analytical metrics used in the calculation of the reserve. The components of the allowance for credit losses consist of both historical losses and estimates. Management bases its recognition and estimation of each allowance component on certain observable data that it believes is the most reflective of the underlying loan losses being estimated. The observable data and accompanying analysis is directionally consistent, based upon trends, with the resulting component amount for the allowance for loan losses. The Corporation’s allowance for loan losses components includes the following: historical loss estimation by loan product type and by risk rating within each product type, payment (past due) status, industry concentrations, internal and external variables such as economic conditions, credit policy and underwriting changes and results of the loan review process. The Corporation’s historical loss component is a significant component of the allowance for loan losses, and all other allowance components are based on the inherent loss attributes that management believes exist within the total portfolio that are not captured in the historical loss component as well as external factors impacting the portfolio taken as a whole.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 1—Summary of Significant Accounting Policies (Continued)

     The historical loss components of the allowance represent the results of analyses of historical charge-offs and recoveries within pools of homogeneous loans, within each risk rating and broken down further by segment, within the portfolio. Criticized assets are further assessed based on trends, expressed as percentages, relative to delinquency, risk rating and nonaccrual, by credit product.

     The historical loss components of the allowance for commercial and industrial loans and commercial real estate loans (collectively “commercial loans”) are based principally on current risk ratings, historical loss rates adjusted, by adjusting the risk window, to reflect current events and conditions, as well as analyses of other factors that may have affected the collectability of loans. All commercial loans with an outstanding balance over $500,000 are subject to review on an annual basis. A sample of commercial loans with a “pass” rating are individually reviewed annually. Commercial loans that management determines to be potential problem loans are individually reviewed, at a minimum, annually. The review is performed by a third-party, and is designed to determine whether such loans are individually impaired, with impairment measured by reference to the collateral coverage and/or debt service coverage. Consumer credit and residential real estate reviews are limited to those loans reflecting delinquent payment status or performed on loans otherwise deemed to be at risk of nonpayment. Homogeneous loan pools, including consumer and 1-4 family residential mortgages are not subject to individual review but are evaluated utilizing risk factors such as concentration of one borrower group. The historical loss component of the allowance for these loans is based principally on loan payment status, retail classification and historical loss rates, adjusted by altering the risk window, to reflect current events and conditions.

     The industry concentration component is recognized as a possible factor in the estimation of loan losses. Two industries represent possible concentrations: commercial real estate and consumer loans relying on residential home equity. No specific loss-related observable data is recognized by management currently, therefore no specific factor is calculated in the reserve solely for the impact of these concentrations, although management continues to carefully consider relevant data for possible future sources of observable data.

     The historic loss model includes two judgmental components (product level and portfolio level environmental factors) that reflects management’s belief that there are additional inherent credit losses based on loss attributes not adequately captured in the lagging indicators. The judgmental components are allocated to the specific segments of the portfolio based on the historic loss component of each segment under review.

     Portfolio level environmental factors included in management’s calculation entail the measurement of a wider array of both internal and external criteria impacting the portfolio as a whole. The portfolio level environmental factors are based upon management’s review of trends in the Corporation’s primary market area as well as regional and national economic trends. Management utilizes various economic factors that could impact borrowers’ future ability to make loan payments such as changes in the interest rate environment, product supply shortages and negative industry specific events. Management utilizes relevant articles from newspapers and other publications that describe the economic events affecting specific geographic areas and other published economic reports and data. Furthermore, given that past-performance indicators may not adequately capture current risk levels, allowing for a real-time adjustment enhances the validity of the loss recognition process. There are many credit risk management reports that are synthesized by credit risk management staff to assess the direction of credit risk and its instant effect on losses. It is important to continue to use experiential data to confirm risk as measurable losses will continue to manifest themselves at higher than normal levels even after the economic cycle has begun an upward swing and lagging indicators begin to show improvement. The judgmental component is allocated to the entire portfolio based upon management’s evaluation of the factors under review.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 1—Summary of Significant Accounting Policies (Continued)

     Statement of Position (SOP) 03-3, “Accounting for Loans or Certain Debt Securities Acquired in a Transfer” requires loans with evidence of deterioration of credit quality since origination for which it is probable that the investor will be unable to collect all contractually required payments receivable to be recorded at the present value of amounts expected to be received and prohibits carrying over or creation of valuation allowances in the initial accounting for these loans. The Corporation evaluates the assets acquired in its acquisitions for applicability to this statement.

Mortgage Servicing

     The Corporation performs various servicing functions on mortgage loans owned by others. A fee, usually based on a percentage of the outstanding principal balance of the loan, is received for these services.

     The Corporation accounts for its transfers and servicing financial assets in accordance with SFAS No. 156, “Amending Accounting for Separately Recognized Servicing Assets and Liabilities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” The Corporation originates mortgages under a definitive plan to sell or securitize those loans and service the loans owned by the investor. The Corporation initially recognizes and measures at fair value its servicing assets and allocates the carrying amount between the assets sold based on the relative fair values at the date of transfer. The Corporation recognizes and initially measures at fair value, a servicing asset each time it undertakes an obligation to service a financial asset by entering into a servicing contract. The Corporation uses the amortization method for subsequent measurement of its servicing assets. Servicing assets are amortized in proportion to and over the period of net servicing income and assessed for impairment based on fair value at each reporting period. As a result of these assessments, the Corporation recorded valuation adjustments of $1.4 million in 2008 which are recorded in intangibles expense on the consolidated statements of income.

     The Corporation estimates the fair value of servicing rights based upon the present value of expected future cash flows associated with the servicing rights discounted at a current market rate using the same assumptions used by bidders of servicing portfolios. The loans are grouped into homogenous pools for analysis based upon the predominant risk characteristics including origination date, loan type, interest rate and term. Assumptions are developed that include estimates of servicing costs, loan defaults, prepayment speeds, discount rates, market conditions and other factors that impact the value of retained interests. If the carrying value of mortgage servicing rights for a pool exceeds the estimated fair value, an impairment loss is recognized through a charge to the valuation allowance with a corresponding adjustment to earnings.

     As of December 31, 2008, mortgage loans originated and intended for sale in the secondary market are recorded at estimated fair value in accordance with the provisions with the provisions of SFAS No. 159, “Fair Value Option for Financial Assets and Financial Liabilities.” As a result, in the fourth quarter of 2008, a fair value adjustment of $215,000 was recognized in other income on the consolidated statements of income.

Premises and Equipment

     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is recorded using the straight-line and accelerated depreciation methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the remaining useful lives of the leases (including renewal options) or estimated useful lives, whichever is shorter.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 1—Summary of Significant Accounting Policies (Continued)

Net Assets in Foreclosure

     Net assets in foreclosure include foreclosed real estate which is carried at the lower of cost (lesser of carrying value of loan or fair value at date of acquisition) or estimated fair value of the collateral less selling costs. Any write-down, at or prior to the dates the real estate is considered foreclosed, is charged to the allowance for loan losses. Subsequent write-downs and expenses incurred in connection with holding such assets are recorded in other expenses. Any gain or loss upon the sale of real estate owned is charged to operations as incurred. Net assets in foreclosure also includes foreclosed leases which are carried at lower of cost (lesser of carrying value of loan or fair value at date of acquisition) or estimated fair value less selling costs.

Goodwill and Other Intangible Assets

     Goodwill represents the excess of the cost of an acquired entity over the fair value of the identifiable net assets acquired in accordance with the purchase method of accounting. Goodwill is not amortized but is reviewed for potential impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment, in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Goodwill is tested for impairment at the reporting unit level and an impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value. Core deposit intangibles are a measure of the value of checking, money market and savings deposits acquired in business combinations accounted for under the purchase method. Core deposit intangibles and other identified intangible assets with finite useful lives are amortized on a straight-line basis or sum of the years digits basis over their estimated lives (ranging from five to ten years). Identifiable intangible assets are evaluated for potential impairment on an annual basis, or more often if events or circumstances indicate that there may be impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” The Corporation employs general industry practices in evaluating the fair value of its goodwill and other intangible assets. The Corporation calculates the fair value, with the assistance of a third party specialist, using a combination of the following valuation methods: dividend discount analysis under the income approach, which calculates the present value of all excess cash flows plus the present value of a terminal value and market multiples (pricing ratios) under the market approach. Any impairment loss related to goodwill and other intangible assets is reflected as other noninterest expense in the statement of operations in the period in which the impairment was determined. No assurance can be given that future impairment tests will not result in a charge to earnings. See Note 2 – Acquisitions / Dispositions and Note 8 – Goodwill and Other Intangibles for additional information.

Derivatives

     The Corporation accounts for derivatives in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended. The Statement requires the Corporation to recognize all derivative instruments at fair value as either assets or liabilities. The accounting for changes in the fair value of a derivative instrument depends on whether, at inception, it has been designated and qualifies as part of a hedging relationship. For derivatives not designated as hedges, the gain or loss is recognized in current earnings. When the Corporation designates a derivative as hedging, it is required to establish at the inception of the hedge, the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the Corporation’s approach to managing risk.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 1—Summary of Significant Accounting Policies (Continued)

     The Corporation enters into interest rate swap contracts to modify the interest rate characteristics from variable to fixed in order to reduce the impact of interest rate changes on future net interest income. Net amounts payable or receivable from these contracts are accrued as an adjustment to interest income or interest expense of the related asset or liability. Interest rate swap agreements are designated as either cash flow hedges or fair value hedges. For cashflow hedges, the fair value of these derivatives is reported in other assets or other liabilities on the consolidated balance sheets and offset in accumulated other comprehensive income (loss) for the effective portion of the derivatives. Amounts reclassed into earnings, when the hedged transaction culminates, are included in net interest income on the consolidated statements of income. Ineffectiveness of the strategy, as defined under SFAS 133, if any, is also reported in net interest income. In a fair value hedge, the fair values of the interest rate swap agreements and changes in the fair values of the hedged items are recorded in the Corporation’s consolidated balance sheets with the corresponding gain or loss being recognized in current earnings. The difference between changes in the fair values of interest rate swap agreements and the hedged items represents hedge ineffectiveness and is recorded in net interest in the Corporation’s consolidated statements of income. The Corporation performs an assessment, both at the inception of the hedge and quarterly thereafter, to determine whether these derivatives are highly effective in offsetting changes in the value of the hedged items.

Stock-Based Compensation

     The Corporation recognizes compensation expense for stock options in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R) adopted at January 1, 2006 under the modified prospective application method of transition. The expense of the option is generally measured at fair value at the grant date with compensation expense recognized over the service period, which is usually the vesting period. For grants subject to a service condition, the Corporation utilizes the Black-Scholes option-pricing model (as used under SFAS 123) to estimate the fair value of each option on the date of grant. The Black-Scholes model takes into consideration the exercise price and expected life of the options, the current price of the underlying stock and its expected volatility, the expected dividends on the stock and the current risk-free interest rate for the expected life of the option. For grants subject to a market condition, the Corporation utilizes a Monte Carlo simulation to estimate the fair value and determine the derived service period. Compensation is recognized over the derived service period with any unrecognized compensation cost immediately recognized when the market condition is met. The Corporation’s estimate of the fair value of a stock option is based on expectations derived from historical experience and may not necessarily equate to its market value when fully vested. In accordance with SFAS 123(R), the Corporation estimates the number of options for which the requisite service is expected to be rendered. See Note 14 – Stock-Based Compensation for additional information.

Income Taxes

     There are two components of income tax expense: current and deferred. Current income tax expense approximates cash to be paid or refunded for taxes for the applicable period. Deferred tax assets and liabilities are recognized due to differences between the basis of assets and liabilities as measured by tax laws and their basis as reported in the financial statements. Deferred tax assets are subject to management’s judgment based upon available evidence that future realizations are “more likely than not” in accordance with SFAS No. 109, “Accounting for Income Taxes.” If management determines that the Corporation is not, more likely than not, to realize some or all of the net deferred tax asset in the future, a charge to income tax expense may be required to reduce the value of the net deferred tax asset to the expected realizable value. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax expense or benefit is recognized for the change in deferred tax liabilities or assets between periods.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 1—Summary of Significant Accounting Policies (Continued)

Pension Plans

     The Corporation has certain employee benefit plans covering substantially all employees. The Corporation accrues service cost as incurred. The Corporation’s current measurement date for plan assets and obligations is fiscal year-end. The Corporation’s defined benefit pension plan was frozen at the current benefit levels as of December 31, 2007 at which time the accrual of future benefits for eligible employees ceased. The Corporation accounts for its Pension Plan in accordance with SFAS No. 87 “Employers’ Accounting for Pensions,” and SFAS No. 88 “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits,” as amended by SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” SFAS 158, effective at the end of fiscal year 2006, requires companies to recognize the funded status of defined benefit pension plans on the balance sheet and recognize changes in the funded status of the plan in the year in which the changes occur. See Note 12 – Pension Plans for additional information.

Bank-Owned Life Insurance

     The Corporation invests in bank-owned life insurance (BOLI). BOLI involves the purchasing of life insurance by the Corporation on a chosen group of employees. The Corporation is the owner and beneficiary of the policies. This pool of insurance, due to tax advantages to the Bank, is profitable to the Corporation. This profitability is used to offset a portion of future benefit cost increases. The Bank’s deposits fund BOLI and the earnings from BOLI are recognized as noninterest income.

Earnings Per Share

     The Corporation follows the provisions of SFAS No. 128, “Earnings per Share.” Basic earnings per share exclude dilution and are computed by dividing income available to common shareholders by the weighted-average common shares outstanding during the period. Diluted earnings per share take into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Proceeds assumed to have been received on such exercise or conversion are assumed to be used to purchase shares of the Corporation’s common stock at the average market price during the period, as required by the “treasury stock method” of accounting. The effects of securities or other contracts to issue common stock are excluded from the computation of diluted earnings per share in periods in which the effect would be antidilutive. All weighted average shares, actual shares and per share information in the financial statements are adjusted retroactively for the effect of stock dividends.

Marketing Costs

     It is the Corporation’s policy to expense marketing costs in the period in which they are incurred.

Comprehensive Income

     The Corporation records unrealized gains and losses on available for sale investment securities, net of tax and gains and losses on cash flow hedges, net of tax in accumulated other comprehensive income (loss) in the consolidated balance sheets. Gains and losses on available for sale investment securities are reclassified to net income as the gains or losses are realized upon sale of the securities. Other-than-temporary impairment charges on investment securities are reclassified to net income at the time of the charge. Gains or losses on derivatives are reclassified to net income as the hedged item affects earnings. The Corporation follows the disclosure provisions of SFAS No. 130, “Reporting Comprehensive Income.”

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 1—Summary of Significant Accounting Policies (Continued)

Securities Sold Under Agreements to Repurchase

     The Corporation accounts for securities sold under agreements to repurchase as secured borrowings as the Corporation maintains effective control over the transferred assets. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Corporation may be required to provide additional collateral based on the fair value of the underlying securities.

Variable Interest Entities

     Harleysville Statutory Trust I (Trust I), HNC Statutory Trust II (Trust II), HNC Statutory Trust III (Trust III), HNC Statutory Trust IV (Trust IV), East Penn Statutory Trust and Willow Grove Statutory Trust I, (collectively, the Trusts) are considered variable interest entities under FASB Interpretation 46, “Consolidation of Variable Interest Entities,” as revised in December 2003 (FIN 46R). Accordingly, the Corporation is not considered the primary beneficiary and therefore the Trusts are not consolidated in the Corporation’s financial statements.

Recent Accounting Pronouncements

     In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, “Disclosure by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.” This FSP amends SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” to require public entities to provide additional disclosures about transferors’ continuing involvements with transferred financial assets. It also amends FIN 46R to require public entities, including sponsors that have a variable interest in a variable interest entity, to provide additional disclosures about their involvement with variable interest entities. This FSP is effective for reporting periods that end after December 15, 2008. FSP FAS 140-4 and FIN 46(R)-8 did not impact the Corporation’s financial statements, although it did result in expanded disclosures. See Note 10 – Borrowings for additional information.

     In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active.” FSP FAS 157-3 clarifies how a reporting entity’s own assumptions should be considered when measuring fair value when relevant observable inputs do not exist, how available observable inputs in a market that is not active should be considered when measuring fair value and how the use of market quotes should be considered when assessing the relevance of observable and unobservable inputs available to measure fair value. The provisions of FSP FAS 157-3 were applied in calculating an other-than-temporary impairment charge on investment securities of $1.9 million during the fourth quarter of 2008. See Note 4 – Investment Securities for additional information.

     In June 2008, the FASB issued FSP EITF Issue No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities.” This FSP states that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. This staff position is not expected to have a material impact on the Corporation’s financial statements.

     In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). This Statement was effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendment to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” The provisions of SFAS 162 did not have a significant impact on the Corporation’s current practice.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 1—Summary of Significant Accounting Policies (Continued)

     In May 2008, the FASB issued FSP Accounting Principles Board (APB) 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” This FSP clarifies that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) are not addressed by paragraph 12 of APB Opinion No. 14, “Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants,” and specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. FSP APB 14-1 is effective for financial statements issued in fiscal years beginning after December 15, 2008, and is not anticipated to have a material impact on the Corporation’s financial statements.

     In April 2008, the FASB issued FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets.” FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset and expands disclosures under SFAS No. 142, “Goodwill and Other Intangible Assets.” This FSP is effective for financial statements issued in fiscal years beginning after December 15, 2008, and is not expected to have a material impact on the Corporation’s financials statements.

     In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities.” SFAS 161 requires enhanced disclosures to enable investors to better understand the effects of derivative instruments and hedging activities on an entity’s financial statements. Specifically, it requires that objectives for using derivatives instruments be disclosed in terms of underlying risk and accounting designation, disclosing the fair values of derivative instruments and their gains and losses in a tabular format, disclosure about credit-risk-related contingent features and cross-referencing within the footnotes. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. SFAS 161 will result in expanded disclosures within the Corporation’s financial statements.

     In February 2008, the FASB issued FSP FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions.” This FSP specifies that a transferor and transferee shall not separately account for a transfer of a financial asset and a related repurchase financing unless (a) the two transactions have a valid and distinct business or economic purpose for being entered into separately and (b) the repurchase financing does not result in the initial transferor regaining control over the financial asset. The two transactions shall be considered linked unless they meet all of the specified criteria in this FSP. The linked transaction should be evaluated to determine whether it meets the requirements for sale accounting under SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” If the linked transaction does not meet the requirements for sale accounting, it should be accounted for based on the economics of the combined transaction which generally represents a forward contract. FSP FAS 140-3 is effective prospectively for financial statements issued in fiscal years beginning after November 15, 2008. Early application is not permitted. FSP FAS 140-3 is not expected to have a material impact on the Corporation’s financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 1—Summary of Significant Accounting Policies (Continued)

     In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations (revised 2007).” SFAS 141(R) will significantly change how entities apply the acquisition method to business combinations. The new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed; and requires the acquirer to disclose to investors and other users all of the information they need to evaluate and understand the nature and financial effect of the business combination. SFAS 141(R) requires the acquirer to recognize those restructuring costs that do not meet the criteria in SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities” as an expense as incurred. Acquisition related transaction costs will be expensed as incurred. SFAS 141(R) requires an acquirer to recognize assets or liabilities arising from all other contingencies (contractual contingencies) as of the acquisition date, measured at their acquisition-date fair values only if it is more likely than not that they meet the definition of an asset or a liability on the acquisition date. Under SFAS 141(R), changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Additionally, under SFAS 141(R), the allowance for loan losses of an acquiree will not be permitted to be recognized by the acquirer. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. The provisions of SFAS 141(R) will only impact the Corporation if it is party to a business combination closing on or after January 1, 2009.

     In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interest in Consolidated Financial Statements–an amendment of Accounting Research Bulletin No. 51, “Consolidated Financial Statements.” SFAS 160 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. Its intention is to eliminate the diversity in practice regarding the accounting for transactions between an entity and noncontrolling interests. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The adoption of SFAS 160 is not expected to have a material impact on the Corporation’s financial statements.

     In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.” SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 provides entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Statement also establishes presentation and disclosure requirements. At each subsequent reporting date, unrealized gains and losses on items for which the fair value option has been elected will be reported in earnings. The fair value option may be applied instrument by instrument, with a few exceptions, is irrevocable and is applied only to entire instruments. On December 5, 2008, the Corporation elected to measure residential mortgage loans held for sale acquired from Willow Financial at fair value under the provisions of SFAS 159. The adoption of SFAS 159 did not have a material impact on the Corporation’s financial statements.

     Effective January 1, 2008, the Corporation adopted SFAS No. 157, “Fair Value Measurements.” SFAS 157 clarifies the definition of fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The Statement does not change existing accounting rules governing what can or what must be recognized and reported at fair value in the Corporation’s financial statements, or disclosed at fair value in the Corporation’s notes to the financial statements. As a result, the Corporation was not required to recognize any new instruments at fair value. See Note 21 – Fair Value Measurements for additional information.

     In March 2008, the FASB issued FSP FAS 157-2, “Effective Date of FASB Statement No. 157” to partially delay the effective implementation of SFAS 157 until fiscal years beginning after November, 15, 2008 for all nonfinancial assets and liabilities except those that are recognized or disclosed at fair value in financial statements on a recurring basis (at least annually). Assets and liabilities currently reported or disclosed at fair value on a recurring basis in the Corporation’s financial statements include investment securities, residential mortgage loans held for sale and derivatives. Assets reported at fair value on a nonrecurring basis (lower of cost or market) are impaired loans and mortgage servicing rights. See Note 21 – Fair Value Measurements for additional information.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 2—Acquisitions / Dispositions

Acquisition of Willow Financial Bancorp, Inc.

     Effective after the market close on December 5, 2008, the Corporation completed its acquisition of Willow Financial. Under the terms of the merger agreement, dated as of May 20, 2008, Willow Financial was acquired by the Corporation and Willow Financial’s wholly-owned subsidiary, Willow Financial Bank, a $1.6 billion savings bank with 29 branch offices in Southeastern Pennsylvania, was merged with and into the Bank. The merger of the Corporation and Willow Financial resulted in a combined company with approximately $5.5 billion in assets and delivers a significant market share in Chester County, one of the fastest-growing counties in Pennsylvania, increases the Corporation’s market presence in Bucks and Montgomery counties, and establishes a new market presence in Philadelphia County. The combined company establishes a stronger presence in eastern Pennsylvania, including becoming the third largest financial institution headquartered in suburban Philadelphia. Willow Financial has complementary lines of business, a solid reputation with customers in growing markets, and a branch network that augments the Bank’s traditional footprint. In conjunction with this transaction, the Corporation also acquired BeneServ, Inc., a respected provider of employee benefits services and Carnegie Wealth Advisors, LLC (Carnegie). Carnegie was subsequently sold in December 2008. The merger drives shareholder value by providing the opportunity to deliver synergies and accretion to earnings.

     The Corporation acquired 100% of the outstanding shares of Willow Financial. Based on the terms of the merger agreement, Willow Financial shareholders received 0.73 shares of the Corporation’s common stock for each share of Willow Financial common stock they held with cash paid in lieu of fractional shares. The purchase price was $13.79 per common share and was based upon the average of the closing prices for the Corporation’s common stock on the agreement date and for two days before and two days after the agreement date and the agreement date. The Corporation issued 11,515,366 shares of common stock, incurred $2.4 million in acquisition costs which were capitalized and converted stock options with a fair value of $2.0 million for a total purchase price of $163.2 million at the closing on December 5, 2008.

     Goodwill of $130.0 million has been recorded in this transaction which will not be amortizable and is not deductible for tax purposes. The Corporation allocated $126.9 million of the goodwill resulting from this transaction to the Community Banking segment and $3.1 million to the Wealth Management segment. The Corporation also recorded $14.1 million in core deposit intangibles and $2.9 million in other identifiable intangible assets which will be amortized over ten years using the sum of the years digits amortization method. The $2.9 million of other identifiable intangibles were allocated to the Wealth Management segment.

     The acquisition of Willow Financial constituted a business combination under SFAS No. 141, “Business Combinations,” and was accounted for using the purchase method. Accordingly, the purchase price was allocated to the respective assets acquired and liabilities assumed based on their estimated fair values on the date of acquisition. The excess of purchase price over the fair value of net assets acquired was recorded as goodwill. The purchase price allocation, as of December 31, 2008, is subject to revision in future periods, including adjustments that may be necessary upon the filing of final tax returns for Willow Financial. The results of operations of Willow Financial have been included in the Corporation’s results of operations since December 5, 2008, the date of acquisition.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 2—Acquisitions / Dispositions (Continued)

     The following is the calculation of the purchase price for the Willow Financial acquisition.

(Dollars in
thousands)
Purchase price of Willow Financial:
Market value of the Corporation’s stock issued	$158,797
Purchase price assigned to fractional shares exchanged for cash	18
Fair value assigned to converted Willow Financial stock options	1,996
Capitalized costs	2,388
Total purchase price	$163,199

     The following are the assets acquired and liabilities assumed from Willow Financial at December 5, 2008 including the adjustments made to record the transaction and to adjust the assets and liabilities to their estimated fair values.

		Fair Market
	Willow	Value	As
	Financial	Adjustments	Adjusted
	(Dollars in thousands)
Assets acquired:
Cash and cash equivalents	$45,116	$—	$45,116
Investment securities available for sale	165,657	—	165,657
Investment securities held to maturity	84,504	(11,861)	72,643
Federal Home Loan Bank stock and other investments	18,495	—	18,495
Loans, net	1,115,145	(29,366)	1,085,779
Premises and equipment, net	9,406	3,702	13,108
Goodwill	—	129,958	129,958
Core deposit intangible	—	14,112	14,112
Other identifiable intangible assets	—	2,916	2,916
Bank-owned life insurance	12,624	—	12,624
Other assets (includes deferred taxes)	29,692	13,968	43,660
Total assets acquired	1,480,639	123,429	1,604,068
Liabilities assumed:
Deposits	945,876	776	946,652
Repurchase agreements	100,015	7,120	107,135
Advances from the FHLB	346,277	16,317	362,594
Subordinated debentures	25,774	(15,030)	10,744
Other liabilities	8,841	4,903	13,744
Total liabilities assumed	1,426,783	14,086	1,440,869
Assets acquired less liabilities assumed	$53,856	$109,343	$163,199

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 2—Acquisitions / Dispositions (Continued)

     The fair value of certain assets and certain liabilities acquired were based on quoted market prices from reliable market sources. When quoted market prices were not available, the estimated fair values were based upon the best information available, including obtained prices for similar assets and liabilities, and the results of using other valuation techniques. The prominent other valuation techniques used were the present value technique and appraisal/third party valuations. When the present value technique was employed, the associated cash flow estimates incorporated assumptions that marketplace participants would use in estimating fair values. In instances where reliable market information was not available, the Corporation used its own assumptions in an effort to determine a reasonable fair value. In other instances, the Corporation assumed the historical book value of certain assets and liabilities represented a reasonable proxy of fair value. The Corporation determined that there were no other categories of identifiable intangible assets arising from the Willow Financial acquisition other than the core deposit and customer intangibles.

     AICPA Statement of Position 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer” (SOP 03-3) addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities acquired in a transfer if those differences are attributable, at least in part, to credit quality. It includes loans acquired in purchase business combinations. SOP 03-3 does not apply to loans originated by the Corporation. The Corporation’s assessment identified $17.3 million in acquired loans from Willow Financial to which the application of the provisions of SOP 03-3 was required. As a result of the application of SOP 03-3, the Corporation recorded purchase accounting adjustments reflecting a reduction in loans of $6.3 million related to acquired impaired loans, thus reducing the carrying value of these loans to $11.0 million as of December 31, 2008. Income recognition under this SOP is dependent on having a reasonable expectation about the timing and amount of cash flows expected to be collected. The loans deemed impaired under this SOP were considered collateral dependent, however the timing of the sale of loan collateral is indeterminate and as such the loans will remain on non-accrual status and will have no accretable yield. The Corporation will use the cash basis method of interest income recognition.

     The following are the loans acquired from Willow Financial for which it was probable at acquisition that all contractually required payments would not be collected:

(Dollars in
thousands)
Contractually required payments at acquisition:
Real estate	$3,724
Commercial and industrial	13,140
Consumer	480
Total	$17,344
Cash flows expected to be collected at acquisition	$11,025

     The following is the carrying value by category as of December 31, 2008:

(Dollars in
thousands)
Real estate	$3,005
Commercial and industrial	7,593
Consumer	427
Total carrying value	$11,025

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 2—Acquisitions / Dispositions (Continued)

     The following are the unaudited pro forma consolidated results of operations of the Corporation for the years ended December 31, 2008 and 2007 as though Willow Financial had been acquired on January 1, 2007:

	2008	2007
	(Dollars in thousands, except for per
	share data)
Total interest income	$287,402	$287,102
Total interest expense	132,274	150,632
Net interest income	155,128	136,470

Provision for loan losses	23,079	11,964
Net interest income after provision for loan losses	132,049	124,506

Total non-interest income	57,030	57,428
Total non-interest expense	173,973	133,798

Income before income taxes	15,106	48,136

Income tax expense (1)	1,736	10,852

Net income	$13,370	$37,284

Basic earnings per share	$0.31	$0.92
Diluted earnings per share	$0.31	$0.91
____________________

(1)	Tax effects are reflected at an assumed rate of 35%

     In connection with the purchase of Willow Financial, on December 15, 2008, the Corporation sold the net assets of Carnegie. Carnegie was a wealth management subsidiary of Willow Financial with approximately $160 million under management that provided professional investment consulting services to retirement plan administrators, foundations, corporations and high net worth investors. At the time of acquisition, this subsidiary had net assets of approximately $22,000. The assets and liabilities of the subsidiary were recorded at their fair values as of the acquisition date and the excess of the net assets acquired over the purchase price of approximately $935,000 was recorded as goodwill and allocated to this subsidiary. The subsequent sale price of the net assets of Carnegie was approximately $935,000 in the form of 65,966 shares of Harleysville National Corporation common stock and $29,000 in cash. The Corporation recorded the receipt of the common shares as treasury shares and recorded no gain or loss on the transaction.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 2—Acquisitions / Dispositions (Continued)

     On December 27, 2007, the Bank settled and closed an agreement to sell fifteen properties to affiliates of American Realty Capital, LLC (“ARC”) in a sale-leaseback transaction. The properties are located throughout Berks, Bucks, Lehigh, Montgomery, Northampton, and Carbon counties. Under the leases, the Bank continues to utilize the properties in the normal course of business. Lease payments on each property are institution-quality, triple net leases with an initial annual aggregate base rent of $3.0 million with annual rent escalations equal to the lower of CPI-U (Consumer Price Index for all Urban Consumers) or 2.0 percent commencing in the second year of the lease term. As tenant, the Bank is fully responsible for all costs associated with the operation, repair and maintenance of the properties during the lease terms and is recorded as occupancy expense. The agreement provides that each lease has a term of 15 years, commencing on the closing date for the agreement. The agreement also contains options to renew for periods aggregating up to 45 years. Under certain circumstances these renewal options are subject to revocation by the lessor. The Bank received net proceeds of $38.2 million and recorded a gain on sale from the transaction of $2.3 million (pre-tax) representing a portion of the total gain of $18.9 million. The remaining gain was deferred and is being amortized through a reduction of occupancy expense over the 15-year term of the leases an annual amount of approximately $1.1 million. The properties sold had a carrying value of $19.5 million. The Corporation also completed a separate sale-leaseback of office space in October 2007 receiving net proceeds of $1.5 million with a recognized pre-tax gain of $473,000. The deferred gain of $552,000 is being amortized over the 10-year term of the lease.

     Effective November 16, 2007, the Corporation completed its acquisition of East Penn Financial Corporation (East Penn Financial) and its wholly owned subsidiary, East Penn Bank, a $451 million state chartered, FDIC insured bank, was merged with and into Harleysville National Bank. Headquartered in Emmaus, Pennsylvania, East Penn Financial had nine banking offices located in Lehigh, Northampton and Berks Counties. The acquisition expanded the branch network that the Corporation had in the Lehigh Valley and its opportunity to provide East Penn customers with a broader mix of products and services. The aggregate purchase price was $91.3 million in cash and stock. The Corporation acquired 100% of the outstanding shares of East Penn Financial. The transaction was accounted for using the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations.” East Penn Financial shares of 2,890,125 were exchanged at a conversion ratio of .8416 for 2,432,771 shares of the Corporation’s common stock and East Penn Financial shares of 3,444,229 were exchanged for cash consideration of $14.50 per share totaling $49.9 million. East Penn Financial stock options of 136,906 were exchanged for cash consideration of $792,000 and options of 29,092 were exchanged at a conversion ratio of .8416 to acquire 25,480 shares of the Corporation’s common stock options with a total fair value of $111,000. On the acquisition date, East Penn Financial had approximately $451.1 million in assets, $337.7 million in loans and $382.7 million in deposits. Goodwill of $63.9 million and a core deposit intangible of $7.4 million were recorded in connection with the acquisition of East Penn Financial and allocated to the Community Banking segment. These numbers include the finalized allocation of the purchase price based upon third party valuation of goodwill and certain intangible assets which occurred during the first six months of 2008. East Penn Financial’s results of operations are included in the Corporation’s results from the date of acquisition, November 16, 2007.

     On March 1, 2007, the Cornerstone Companies, a subsidiary of the Bank, completed a selected asset purchase of McPherson Enterprises and related entities (McPherson), registered investment advisors specializing in estate and succession planning and life insurance for high-net-worth construction and aggregate business owners and families throughout the United States. Located in Towson, Maryland, McPherson became a part of the Cornerstone Companies, a component of the Bank’s Millennium Wealth Management division. The Bank paid $1.5 million in cash. Goodwill of $1.2 million and customer relationship intangibles of $380,000 were recorded in connection with the asset purchase. These numbers include the finalized allocation of the purchase price based upon third party valuation of goodwill and certain intangible assets which occurred during the first three months of 2008.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 2—Acquisitions / Dispositions (Continued)

     On November 10, 2006, the Bank completed the sale of its Honesdale branch located in Wayne County, Pennsylvania with deposits of $74.2 million, as well as loans and other assets of $22.5 million to First National Community Bank. In connection with the sale, the Bank paid net cash of $42.5 million and recorded a gain in the fourth quarter of 2006, net of federal income taxes, of $6.9 million or $.24 per diluted share. The sale of this single Wayne County location allowed the Bank to focus on expanding within its core markets and also helped to provide the resources required to support strategic initiatives.

     On April 14, 2006, the Bank sold its existing credit card portfolio to Elan Financial Services, a national credit card issuer and established an agent issuing relationship with Elan Financial Services. Under the agreement, credit cards for the Bank are issued under the Harleysville National Bank name. The Bank sold $15.3 million in credit card receivables resulting in a gain from the sale of these credit cards, net of federal income taxes, of approximately $939,000 or $.03 per diluted share. The Bank continues to earn certain fees from ongoing portfolio activity.

     Effective January 1, 2006, the Bank completed its acquisition of the Cornerstone Companies, registered investment advisors for high net worth, privately held business owners, wealthy families and institutional clients. Located in the Lehigh Valley, Pennsylvania, the firm serves clients throughout Pennsylvania and other mid-Atlantic states. The purchase price consisted of $15.0 million in cash paid at closing and a contingent payment of up to $7.0 million to be paid post-closing. The contingent payment is based upon the Cornerstone Companies meeting certain minimum operating results during a five-year earn-out period with a maximum payout of $7.0 million over this period. For 2008, 2007 and 2006, the minimum operating results were met resulting in earn-out payments of $1.4 million, $1.2 million and $1.0 million for each year, respectively, which were recorded as additional goodwill. At December 31, 2008, the remaining maximum payout is $3.4 million through 2010. The Cornerstone Companies acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, “Business Combinations.” The Cornerstone Companies results of operations are included in the Corporation’s results from the effective date of the acquisition, January 1, 2006. Goodwill of $15.0 million (including the earn-out payments) and customer relationship intangibles of $3.9 million were recorded in connection with the acquisition and allocated to the Wealth Management segment.

Note 3—Restrictions on Cash and Due from Banks

     As of December 31, 2008 and 2007, the Bank did not need to maintain reserves (in the form of deposits with the Federal Reserve Bank) to satisfy federal regulatory requirements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 4—Investment Securities

     The amortized cost, unrealized gains and losses, and the estimated fair value of the Corporation’s investment securities available for sale and held to maturity are as follows:

	December 31, 2008
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)
Available for sale
Obligations of U.S. government agencies
and corporations	$93,501	$419	$(26)	$93,894
Obligations of states and political subdivisions	288,415	4,798	(6,338)	286,875
Mortgage-backed securities	710,385	14,389	(19,291)	705,483
Other securities	94,285	1,077	(39,666)	55,696
Total investment securities available for sale	$1,186,586	$20,683	$(65,321)	$1,141,948
Held to maturity
Obligations of U.S. government agencies
and corporations	$3,880	$122	$—	$4,002
Obligations of states and political subdivisions	46,554	119	(616)	46,057
Total investment securities held to maturity	$50,434	$241	$(616)	$50,059

	December 31, 2007
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Gains	Losses	Fair Value
	(Dollars in thousands)
Available for sale
Obligations of U.S. government agencies
and corporations	$98,926	$122	$(314)	$98,734
Obligations of states and political subdivisions	228,125	1,261	(950)	228,436
Mortgage-backed securities	516,560	2,347	(2,918)	515,989
Other securities	70,528	139	(3,459)	67,208
Total investment securities available for sale	$914,139	$3,869	$(7,641)	$910,367
Held to maturity
Obligations of U.S. government agencies
and corporations	$3,868	$29	$—	$3,897
Obligations of states and political subdivisions	53,479	354	(212)	53,621
Total investment securities held to maturity	$57,347	$383	$(212)	$57,518

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 4—Investment Securities (Continued)

     The tables below indicate the length of time individual securities have been in a continuous unrealized loss position at December 31, 2008 and 2007:

	December 31, 2008
	Less than 12 months			12 months or longer			Total
Description of	# of	Fair	Unrealized	# of	Fair	Unrealized	# of	Fair	Unrealized
Securities	Securities	Value	Losses	Securities	Value	Losses	Securities	Value	Losses
	(Dollars in thousands)
Obligations of U.S.
government agencies
and corporations	3	$29,145	$(26)	—	$—	$—	3	$29,145	$(26)
Obligations of states
and political
subdivisions	290	202,231	(6,715)	11	5,416	(239)	301	207,647	(6,954)
Mortgage-backed
securities	35	121,085	(16,303)	36	43,851	(2,988)	71	164,936	(19,291)
Other securities	17	28,262	(6,004)	20	17,607	(33,662)	37	45,869	(39,666)
Totals	345	$380,723	$(29,048)	67	$66,874	$(36,889)	412	$447,597	$(65,937)

	December 31, 2007
	Less than 12 months			12 months or longer			Total
Description of	# of	Fair	Unrealized	# of	Fair	Unrealized	# of	Fair	Unrealized
Securities	Securities	Value	Losses	Securities	Value	Losses	Securities	Value	Losses
	(Dollars in thousands)
Obligations of U.S.
government agencies
and corporations	3	$6,964	$(7)	24	$64,392	$(307)	27	$71,356	$(314)
Obligations of states
and political
subdivisions	46	37,484	(415)	82	41,769	(747)	128	79,253	(1,162)
Mortgage-backed
securities	26	58,067	(730)	77	132,269	(2,188)	103	190,336	(2,918)
Other securities	20	51,552	(1,896)	8	13,062	(1,563)	28	64,614	(3,459)
Totals	95	$154,067	$(3,048)	191	$251,492	$(4,805)	286	$405,559	$(7,853)

     The unrealized losses associated with the securities portfolio, are temporary in nature since they are not related to the underlying credit of the issuers, and the Corporation has the ability and intent to hold these investments for the time necessary to recover its cost which may be at maturity (i.e. these investments have contractual maturities that, absent credit default, ensure a recovery of cost). In making its other-than temporary evaluation, management considered the fact that the expected cash flow is not affected by the underlying collateral or issuer. Other factors considered in evaluating the securities portfolio for other-than-temporary impairment are the length of time and the extent to which the fair value has been below the cost, analyst reports, analysis of the current interest rate environment, anticipated volatility in the market and the underlying credit rating of the issuers. In certain cases where sufficient data is not available, a cash flow model is utilized.

     The change in the unrealized losses on securities other than obligations of U.S. government agencies and corporations, which includes certain collateralized mortgage obligations and collateralized debt obligations were caused by changes in interest rates, credit spread and liquidity issues in the marketplace. There were 67 individual securities in a continuous unrealized loss position for twelve months or longer as of December 31, 2008. The Corporation recognized an other-than temporary impairment charge of $1.9 million during the fourth quarter of 2008 as a result of deterioration in the individual credits of a collateralized debt obligation investment in a pooled trust preferred security. As relevant observable inputs did not exist, a cash flow model was utilized to determine the fair value of the impaired security.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 4—Investment Securities (Continued)

     Securities with a carrying value of $100.4 million and $756.3 million at December 31, 2008 and 2007, respectively, were pledged to secure public funds, customer trust funds, government deposits and repurchase agreements.

     Accrued interest receivable on investment securities was $8.5 million and $7.1 million at December 31, 2008 and 2007, respectively.

     The amortized cost and estimated fair value of investment securities, at December 31, 2008, by contractual maturities are shown in the following table. Actual maturities will differ from contractual maturities because issuers and borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2008
	Held to Maturity		Available for Sale
		Estimated		Estimated
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
	(Dollars in thousands)
Due in one year or less	$—	$—	$1,502	$1,507
Due after one year through five years	—	—	72,013	71,579
Due after five years through ten years	17,188	17,183	99,594	97,925
Due after ten years	33,246	32,876	280,095	243,789
	50,434	50,059	453,204	414,800
Mortgage-backed securities	—	—	710,385	705,483
Equity securities	—	—	22,997	21,665
Totals	$50,434	$50,059	$1,186,586	$1,141,948

     Proceeds from the sales of investment securities available for sale for the years ended December 31, 2008, 2007 and 2006 were $208.5 million, $186.2 million and $110.8 million, respectively. The components of net realized gains on sales of investment securities were as follows:

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Gross realized gains	$3,238	$1,329	$445
Gross realized losses	(596)	(142)	(1,119)
Net realized gain (loss) on sales of investment securities	$2,642	$1,187	$(674)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 5—Loans

     Major classifications of loans are as follows:

	December 31,
	2008	2007
	(Dollars in thousands)
Real estate (including loans held for sale of $17,165 and $1,140)	$1,602,654	$959,716
Commercial and industrial	980,190	728,293
Consumer loans	1,099,903	764,860
Lease financing	758	2,564
Total loans	3,683,505	2,455,433
Deferred costs, net	1,739	5,390
Allowance for loan losses	(49,955)	(27,328)
Net loans (including loans held for sale)	$3,635,289	$2,433,495

     On December 31, 2008, nonaccrual loans were $75.1 million and loans 90 days or more past due and still accruing interest were $1.8 million. On December 31, 2007, nonaccrual loans were $21.1 million and loans 90 days or more past due and still accruing interest were $857,000. The Bank’s policy for interest income recognition on nonaccrual loans is to recognize income under the cash basis when the loans are both current and the collateral on the loan is sufficient to cover the outstanding obligation to the Bank. The Bank will not recognize income if these factors do not exist. During 2008, interest accrued on nonaccruing loans and not recognized as interest income was $1.9 million and interest paid on nonaccruing loans of $299,000 was recognized as interest income. During 2007, interest accrued on nonaccruing loans and not recognized as interest income was $982,000 and interest paid on nonaccruing loans of $331,000 was recognized as interest income. During 2006, interest accrued on nonaccruing loans and not recognized as interest income was $788,000 and interest paid on nonaccruing loans of $191,000 was recognized as interest income.

     The balance of impaired loans at December 31, 2008 and 2007 was $70.2 million and $9.8 million, respectively. At December 31, 2008 and 2007, impaired loans with specific loss allowances were $38.4 million and $9.8 million and the related specific allowance for loan losses were $8.4 million and $2.2 million, respectively. The average impaired loan balance was $23.5 million in 2008, compared to $7.5 million and $3.2 million in 2007 and 2006, respectively. The income recognized on impaired loans during 2008, 2007 and 2006 was $151,000, $31,000 and $60,000, respectively. Impaired loans are included in the nonaccrual loan total.

     Residential mortgage loans held for sale at December 31, 2008 and 2007 totaled $17.2 million and $1.1 million, respectively. Gains on the sale of residential mortgage loans for the years ended December 31, 2008 and 2007 were $557,000 and $472,000, respectively (recorded in other income on consolidated statements of income).

     Residential mortgage loans serviced for others totaled $397.5 million at December 31, 2008 (included $16.0 million with recourse) and totaled $335.8 million at December 31, 2007 (included $5.8 million with recourse). The residential mortgage loans serviced for others with recourse were assumed from acquisitions.

     The Bank has no concentration of loans to individual borrowers which exceeded 10% of total loans at December 31, 2008 and 2007. The Bank actively monitors the risk of loan concentration.

     Net assets in foreclosure at December 31, 2008 and 2007 were $1.6 million and $28,000, respectively, and are recorded in other assets on the consolidated balance sheets. During 2008, transfers from loans to assets in foreclosure were $2.4 million, additions from Willow Financial were $426,000, disposals of foreclosed properties were $1.3 million, and no charge-offs were recorded. Gains on the sale of net assets in foreclosure for the years ended December 31, 2008 and 2007 were $56,000 and $0, respectively, and are recorded in other income on the consolidated statements of income.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 5—Loans (Continued)

     Loans to directors, executive officers and their associates are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Activity of these loans is as follows:

	Year Ended December 31,
	2008	2007 (1)	2006
	(Dollars in thousands)
Balance, January 1	$12,043	$17,393	$22,099
New loans	2,730	4,451	66,666
Loans acquired through acquisition	1,903	—	—
Repayments and other reductions	(3,238)	(9,801)	(71,372)
Balance, December 31	$13,438	$12,043	$17,393
____________________

(1)	A director’s affiliation with a borrower ended during the fourth quarter of 2006 accounting for the majority of the decrease in activity during 2007.

Note 6—Allowance for Loan Losses

     The table below summarizes the changes in the allowance for loan losses:

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Balance, beginning of year	$27,328	$21,154	$19,865
Provision for loan losses	15,567	10,550	4,200
Reserve from Willow Financial acquisition	12,925	—	—
Reserve from East Penn Financial acquisition	—	3,250	—
Loans charged off	(6,829)	(8,142)	(3,711)
Recoveries	964	516	800
Balance, end of year	$49,955	$27,328	$21,154

Note 7—Premises and Equipment

     Premises and equipment consist of the following:

	Estimated	December 31,
	Useful Lives	2008	2007
		(Dollars in thousands)
Land	Indefinite	$5,467	$3,397
Buildings	15-39 years	41,111	22,146
Furniture, fixtures and equipment	3-7 years	37,336	41,357
Total cost		83,914	66,900
Less accumulated depreciation and amortization		(33,309)	(34,382)
Premises and equipment, net		$50,605	$32,518

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 7—Premises and Equipment (Continued)

     Depreciation expense for the years ended December 31, 2008, 2007, and 2006 was $4.3 million, $4.0 million and $3.3 million, respectively. During 2008, the Corporation disposed of premises and equipment with a cost basis of $6.0 million and accumulated depreciation of $5.4 million. The net gain on disposal of these assets of $42,000 is recorded in other income on the consolidated statements of operations.

Note 8—Goodwill and Other Intangibles

     Goodwill and identifiable intangibles were $240.7 million and $26.2 million, respectively at December 31, 2008, and $111.2 million and $10.6 million, respectively at December 31, 2007. The goodwill and identifiable intangibles balances resulted from acquisitions. Goodwill of $130.0 million, core deposit intangible of $14.1 million and customer relationship intangibles of $2.9 million were recorded related to the acquisition of Willow Financial. An earn-out payment of $1.4 million related to the acquisition of the Cornerstone Companies for meeting minimum operating results was earned and recorded as additional goodwill at December 31, 2008. During the first six months of 2008, the Corporation recorded purchase accounting adjustments related to the East Penn Financial acquisition which increased the core deposit intangible by $940,000 and reduced goodwill by $948,000. In addition, goodwill of $935,000 was written off due to the sale of Carnegie Wealth Advisors LLC which had been acquired in the Willow Financial merger. For further information related to goodwill and intangible assets, see Note 2 – Acquisitions / Dispositions.

     The changes in the carrying amount of goodwill by business segment were as follows:

	Community	Wealth
	Banking	Management	Total
	(Dollars in thousands)
Balance, January 1, 2007	$31,552	$12,404	$43,956
Net addition to goodwill from acquisitions	64,874	2,325	67,199
Balance, December 31, 2007	96,426	14,729	111,155
Net addition to goodwill from acquisitions	125,955	4,526	130,481
Goodwill written off due to sale of subsidiary	—	(935)	—
Balance, December 31, 2008	$222,381	$18,320	$240,701

     The gross carrying value and accumulated amortization related to core deposit intangibles and other identifiable intangibles at December 31, 2008 and 2007 are presented below:

	December 31,
	2008		2007
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
	(Dollars in thousands)
Core deposit intangibles	$23,256	$2,692	$8,351	$1,061
Other identifiable intangibles	7,209	1,524	4,288	927
Total	$30,465	$4,216	$12,639	$1,988

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 8—Goodwill and Other Intangibles (Continued)

     In 2008 and 2007, management performed its annual review of goodwill and other identifiable intangibles in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” and SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Management performed its review by reporting unit and determined that there was no impairment of goodwill and other identifiable intangible assets as a part of this annual review. As part of the annual review of goodwill, management also evaluated any additional circumstances that may have required an impairment test subsequent to June 30, 2008 which also resulted in no impairment charge.

     The amortization of core deposit intangibles allocated to the Community Banking segment was $1.8 million, $328,000 and $246,000 for the years ended December 31, 2008, 2007 and 2006, respectively. Amortization of identifiable intangibles related to the Wealth Management segment totaled $596,000, $479,000 and $448,000 for the years ended December 31, 2008, 2007 and 2006, respectively. The Corporation estimates that aggregate amortization expense for core deposit and other identifiable intangibles will be $4.1 million, $3.6 million, $3.0 million, $2.5 million and $2.8 million for 2009, 2010, 2011, 2012 and 2013, respectively.

     Mortgage servicing rights of $1.6 million and $2.7 million at December 31, 2008 and 2007, respectively are included on the Corporation’s balance sheet in other intangible assets and subsequently measured using the amortization method. The mortgage servicing rights had a fair value of $1.6 million and $3.3 million at December 31, 2008 and 2007, respectively. In accordance with the provisions of SFAS No.156, “Amending Accounting for Separately Recognized Servicing Assets and Liabilities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” the Corporation recorded impairment charges of $1.4 million on its mortgage servicing rights in intangibles expense on the consolidated statements of income for the year ended December 31, 2008.

Note 9—Deposits

     Time deposits with balances of $100,000 or more were $626.2 million and $483.7 million at December 31, 2008 and 2007, respectively. Deposits from directors and executive officers of the Corporation were approximately $3.1 million and $2.9 million as of December 31, 2008 and 2007, respectively.

     At December 31, 2008, scheduled maturities of time deposits are as follows:

Amount
(Dollars in thousands)
2009	$1,124,899
2010	327,376
2011	99,188
2012	31,766
2013	4,263
Thereafter	1,429
Total	$1,588,921

     Deposit overdraft balances reclassified to loans totaled $4.9 million and $1.5 million at December 31, 2008 and 2007, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 10—Borrowings

Federal Funds Lines of Credit with Correspondent Banks

     Total federal funds lines of credit with correspondent banks at December 31, 2008 were $110.0 million, of which $77.7 million was unused. The weighted average rate on the outstanding balance at December 31, 2008 was 0.62%. Total federal funds lines of credit with correspondent banks at December 31, 2007 were $195.0 million, all of which was unused. These lines of credit are available for overnight funds and the rate is based on the correspondent bank’s quoted rate at the time of the transaction.

Securities Sold under Agreements to Repurchase

     As of December 31, 2008, long- term securities sold under agreements to repurchase with private entities were $237.0 million. The maturity dates range from 2011 through 2017, with call dates ranging from 2009 to 2012. The weighted average interest rate was 3.44% as of December 31, 2008. The balance and weighted average interest rate at December 31, 2008 include the purchase accounting discount and amortization related to the Willow Financial acquisition. Additionally, at December 31, 2008, the Corporation had $103.8 million of short-term securities sold under agreements to repurchase primarily with commercial customers. As of December 31, 2007, long- term securities sold under agreements to repurchase with private entities were $105.0 million with a weighted average interest rate of 4.71% and short-term securities sold under agreements to repurchase were $101.5 million.

Federal Home Loan Bank Advances

     Federal Home Loan Bank (FHLB) advances at December 31, 2008 totaled $522.7 million, all of which were long-term with a weighted average interest rate of 3.03%. FHLB advances at December 31, 2007 totaled $216.8 million, all of which were long-term with a weighted average interest rate of 4.37%. The advances are collateralized by unpledged levels of agency bonds, agency mortgage-backed securities, 1-4 family first mortgage loans, FHLB stock and other real estate related collateral net of varying market value haircuts based on the asset. Advances are made pursuant to several different credit programs offered from time to time by the FHLB. Unused lines of credit with the FHLB were $574.7 million at December 31, 2008 and $363.1 million at December 31, 2007.

     At December 31, 2008, scheduled maturities of long-term borrowings with the FHLB are as follows:

		Weighted
	Balance	Average Rate (1)
	(Dollars in thousands)
2009	$58,230	3.65%
2010	73,115	2.98%
2011	87,090	3.39%
2012	61,994	3.28%
2013	91,289	2.75%
Thereafter	150,953	2.20%
Total	$522,671	3.03%
____________________

(1)	The FHLB borrowings balance and weighted average interest rate include purchase accounting fair value adjustments, net of related amortization from the Willow Financial acquisition.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 10—Borrowings (Continued)

Trust Preferred Subordinated Debentures

     As of December 31, 2008, the Corporation has six statutory trust affiliates (collectively, the Trusts). These trusts were formed to issue mandatorily redeemable trust preferred securities to investors and loan the proceeds to the Corporation for general corporate purposes. The Trusts hold, as their sole assets, subordinated debentures of the Corporation totaling $105.5 million. The trust preferred securities represent undivided beneficial interests in the assets of the Trusts. The financial statement carrying value of the trust preferred subordinated debentures, net of a $15.0 million purchase accounting fair value adjustment from the acquisition of Willow Financial, is $93.7 million at December 31, 2008. The Corporation owns all of the trust preferred securities of the Trusts and has accordingly, recorded $3.3 million in other assets on the consolidated statements of financial condition at December 31, 2008 representing its investment in the common securities of the Trusts. As the shareholders of the trust preferred securities are the primary beneficiaries, the Trusts qualify as variable interest entities under FIN 46R and are not consolidated in the Corporation’s financial statements.

     The trust preferred securities require quarterly distributions to the holders of the trust preferred securities at a rate per annum equal to the interest rate on the debentures held by that trust. The Corporation has the right to defer payment of interest on the debentures, at any time or from time to time for a period not exceeding five years, provided that no extension period may extend beyond the stated maturity of the debentures. During any such extension period, distributions on the trust securities will also be deferred, and the Corporation shall not pay dividends or distributions on, or redeem, purchase or acquire any shares of its capital stock.

     The trust preferred securities must be redeemed upon the stated maturity dates of the subordinated debentures. The Corporation may redeem the debentures, in whole but not in part, (except for Harleysville Statutory Trust II and Willow Grove Statutory Trust I which may be redeemed in whole or in part) at any time within 90 days at the specified special event redemption price following the occurrence of a capital disqualification event, an investment company event or a tax event as set forth in the indentures relating to the trust preferred securities and in each case subject to regulatory approval. For HNC Statutory Trust II, III and IV, East Penn Statutory Trust I and Willow Grove Statutory Trust I, the Corporation also may redeem the debentures, in whole or in part, at the stated optional redemption dates (after five years from the issuance date) and quarterly thereafter, subject to regulatory approval if required. The optional redemption price is equal to 100% of the principal amount of the debentures being redeemed plus accrued and unpaid interest on the debentures to the redemption date. For Harleysville Statutory Trust I, the Corporation may redeem the debt securities, in whole or in part, at the stated optional redemption date of February 22, 2011 and semi-annually thereafter, subject to regulatory approval if required. The redemption price on February 22, 2011 is equal to 105.10% of the principal amount, and declines annually to 100.00% on February 22, 2021 and thereafter, plus accrued and unpaid interest on the debentures to the redemption date.

     The Corporation’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Corporation of the Trust’s obligations under the trust preferred securities.

     In March 2005, the Federal Reserve Board adopted a final rule that allows the continued limited inclusion of outstanding and prospective issuances of trust preferred securities in Tier 1 capital of bank holding companies. Under the final rule, trust preferred securities and other restricted core capital elements will be subject to stricter quantitative limits. The Board’s final rule limits restricted core capital elements to 25% of all core capital elements, net of goodwill, less any associated deferred tax liability. Amounts of restricted core capital elements in excess of these limits generally may be included in Tier 2 capital. The final rule provides a five-year transition period ending March 31, 2009, for application of the quantitative limits. In addition, the requirement for trust preferred securities to include a call option has been eliminated, and standards for the junior subordinated debt underlying trust preferred securities eligible for Tier 1 capital treatment have been clarified. Management has evaluated the effects of the rule and does not anticipate a material impact on its capital ratios upon implementation.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 10—Borrowings (Continued)

     The following table is a summary of the subordinated debentures as of December 31, 2008 as originated by the Corporation and assumed from the acquisitions of Willow Financial and East Penn Financial:

		Principal
	Principal	Amount of
	Amount of	Trust
	Subordinated	Preferred
Trust Preferred Subordinated Debentures	Debentures	Securities
	(Dollars in thousands)
Issued to Harleysville Statutory Trust I in February 2001, matures in February 2031, interest rate of 10.20% per annum	$5,155	$5,000
Issued to HNC Statutory Trust II in March 2004, matures in April 2034, interest rate of three-month London Interbank Offered Rate (LIBOR) plus 2.70% per annum	20,619	20,000
Issued to HNC Statutory Trust III in September 2005, matures in November 2035, bearing interest at 5.67% per annum through November 2010 and thereafter three-month LIBOR plus 1.40% per annum	25,774	25,000
Issued to HNC Statutory Trust IV in August 2007, matures in October 2037, bearing interest at 6.35% per annum through October 2012 and thereafter three-month LIBOR plus 1.28% per annum	23,196	22,500
Issued to East Penn Statutory Trust I in July 2003, matures in September 2033, interest rate of 6.80% per annum through September 2008 and thereafter at three-month LIBOR plus 3.10% per annum	8,248	8,000
Issued to Willow Grove Statutory Trust I in March 2006, matures in June 2036, interest rate of three-month LIBOR plus 1.31% per annum	25,774	25,000
Total	$108,766	$105,500

Note 11—Income Taxes

Uncertain Tax Positions

     The Corporation adopted the provisions of FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (FIN 48) on January 1, 2007. Previously, the Corporation had accounted for tax contingencies in accordance with SFAS No. 5, “Accounting for Contingencies.” As required by FIN 48, which clarifies SFAS No. 109, “Accounting for Income Taxes,” the Corporation recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more-likely-than-not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Corporation applied FIN 48 to all tax positions for which the statute of limitations remained open. The amount of unrecognized tax benefits as of January 1, 2007, was $175,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 11—Income Taxes (Continued)

     A reconciliation of the beginning and ending amounts of unrecognized tax benefits is as follows:

(Dollars in thousands)
Balance, January 1, 2007	$175
Additions based on tax positions related to prior years	26
Additions based on tax positions related to the current year	48
Balance, December 31, 2007	249
Statute of limitations expiration related to prior years	(75)
Additions based on tax positions related to the current year	50
Balance, December 31, 2008	$224

     The amount of unrecognized tax benefits at December 31, 2008 and December 31, 2007, included $224,000 and $249,000, respectively, of unrecognized tax benefits which, if ultimately recognized, will reduce the Corporation’s annual effective tax rate.

     The Corporation is subject to income taxes in the U.S. federal jurisdiction, and various states, the majority of activity residing in Pennsylvania. The statue of limitations for Pennsylvania has expired on years prior to 2005. The expiration of the statute of limitations related to the various state income tax returns the Corporation and subsidiaries file, varies by state, and are expected to expire over the term of 2009 through 2013.

     The Corporation’s policy for recording interest and penalties associated with audits is to record such items as a component of income before income taxes on the consolidated statements of income. Penalties are recorded in other expenses, net, and interest paid or received is recorded in interest expense or interest income, respectively, in the consolidated statements of income. Interest accrued was $40,000, $43,000 and $17,000 as of December 31, 2008, December 31, 2007 and January 1, 2007, respectively. No penalties have been accrued to date.

     The components of income tax expense were as follows:

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Current income tax expense:
Federal	$8,473	$15,943	$13,221
State	155	245	162
Total current income tax expense	8,628	16,188	13,383
Deferred income tax	(3,553)	(8,916)	693
Total income tax expense	$5,075	$7,272	$14,076

     The effective income tax rates of 16.8% for 2008, 21.5% for 2007 and 26.3% for 2006 were less than the applicable federal income tax rate of 35% for each year. The reasons for these differences are as follows:

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Expected income tax expense	$10,707	$12,102	$18,779
Tax-exempt income net of interest disallowance	(5,925)	(4,707)	(4,740)
Other	293	(123)	37
Actual income tax expense	$5,075	$7,272	$14,076

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 11—Income Taxes (Continued)

     The tax effect of temporary differences that give rise to significant portions of deferred tax assets and liabilities are as follows:

	2008		2007
	Asset	Liability	Asset	Liability
	(Dollars in thousands)
Allowance for loan losses	$15,272	$—	$8,494	$—
Bad debt recapture	—	54	—	—
Specific reserves	2,212	—	—	—
Lease assets	—	—	—	1,666
Deferred loan fees	—	2,970	—	2,895
Deferred compensation	3,365	—	2,936	—
Pension	162	—	595	—
Stock-based compensation expense	54	—	40	—
Mortgage servicing rights	—	545	—	941
Depreciation	—	445	—	513
Unrealized loss on investment securities	15,623	—	1,320	—
Net unrealized gain on derivative used for cash flow hedge	2	—	62	—
Purchase accounting adjustments	19,800	—	—	1,284
Deferred gain on sale-leaseback of bank properties	5,760	—	5,979	—
Other	2,256	—	—	1,857
Total deferred taxes	$64,506	$4,014	$19,426	$9,156

     As a result of the acquisitions of Willow Financial in 2008, the Corporation recorded a net deferred tax asset of approximately $32.4 million. As a result of the acquisition of East Penn Financial during 2007, the Corporation recorded a net deferred tax liability of approximately $1.3 million. For additional information related to the deferred gain on sale-leaseback of bank properties during 2007 of $6.0 million, see Note 2—“Acquisitions / Dispositions.”

Note 12—Pension Plans

Defined Benefit Pension Plan

     The Corporation has a non-contributory defined benefit pension plan covering substantially all employees. The plan’s benefits were based on years of service and the employee’s average compensation during any five consecutive years within the ten-year period preceding retirement. On October 31, 2007, the Corporation announced that it formally amended its pension plan to provide for its termination. Employees ceased to accrue additional pension benefits as of December 31, 2007, and pension benefits are not being provided under a successor pension plan. All retirement benefits earned in the pension plan as of December 31, 2007 were preserved and all participants became fully vested in their benefits upon plan termination. On July 3, 2008, the Corporation purchased $896,000 of terminal funding annuity contracts for participants in pay status at that time. During 2008, the majority of assets were distributed to those participants that elected lump sum payments.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 12—Pension Plans (Continued)

     The following table summarizes the effect of the pension plan settlement which occurred in 2008:

	Year Ended
	December 31, 2008

	Before	Effect of	After
Assets and obligations:	Settlement	Settlement	Settlement
	(Dollars in thousands)
Vested benefit obligation	$12,226	$(11,831)	$395
Non-vested benefits	—	—	—
Accumulated benefit obligation	12,226	(11,831)	395
Effect of future compensation levels	—	—	—
Projected benefit obligation	$12,226	$(11,831)	$395

Plan assets at fair value	$11,695	$(11,624)	$71
Unrecognized net asset at transition	(33)	32	(1)
Unrecognized net loss (gain) subsequent to transition	1,707	(1,657)	50
Adjustment required to recognize minimum liability	(1,674)	1,625	(49)
(Prepaid)/accrued pension cost	531	(207)	324

     The Corporation recorded a one-time pre-tax charge related to the pension plan curtailment of approximately $1.9 million in 2007 as detailed in the following table. The curtailment charge was recorded in other expenses in the consolidated statements of income and impacted the Community Banking and Wealth Management segments.

	Year Ended
	December 31, 2007

	Before	Effect of	After
Assets and obligations:	Curtailment	Curtailment	Curtailment
	(Dollars in thousands)
Vested benefit obligation	$8,786	$2,557	$11,343
Non-vested benefits	383	148	531
Accumulated benefit obligation	9,169	2,705	11,874
Effect of future compensation levels	3,015	(3,015)	—
Projected benefit obligation	$12,184	$(310)	$11,874

Plan assets at fair value	$10,200	$—	$10,200
Unrecognized net asset at transition	(51)	—	(51)
Unrecognized net loss (gain) subsequent to transition	2,252	(310)	1,942
Adjustment required to recognize minimum liability	—	1,891	1,891
(Prepaid)/accrued pension cost	(217)	1,891	1,674

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 12—Pension Plans (Continued)

     The plan’s funded status for the years ended December 31, 2008 and 2007 is as follows:

	2008	2007
	(Dollars in thousands)
Change in benefit obligation:
Benefit obligation at beginning of year	$11,874	$11,586
Service cost	—	1,166
Interest cost	426	683
Actual (gain) loss	(281)	182
Benefits paid	(11,624)	(1,433)
Change in assumptions (plan curtailment)	—	(310)
Benefits obligation at end of year	$395	$11,874
Change in plan assets:
Fair value of plan assets at beginning of year	$10,200	$9,575
Actual return on plan assets	245	808
Employer contribution	1,250	1,250
Benefits paid	(11,624)	(1,433)
Fair value of plan assets at end of year	$71	$10,200
Funded status at end of year	$(324)	$(1,674)

     The accumulated benefit obligation for the defined benefit pension plan was $395,000 and $11.9 million at December 31, 2008 and December 31, 2007, respectively.

     Information for the Corporation’s defined benefit pension plan with an accumulated benefit obligation in excess of plan assets follows:

	Year Ended
	December 31,
	2008	2007
	(Dollars in thousands)
Projected benefit obligation	$395	$11,874
Accumulated benefit obligation	395	11,874
Fair value of plan assets	71	10,200

	Year Ended
Weighted-average assumptions used to determine	December 31,
pension plan obligations as of December 31,	2008	2007	2006
Discount rate	4.75%	4.75%	6.00%
Rate of compensation increase	0.00%	0.00%	4.00%

	Year Ended
Weighted-average assumptions used to determine	December 31,
Pension plan net periodic benefit cost as of December 31,	2008	2007	2006
Discount rate	4.75%	6.00%	6.00%
Expected return on plan assets	4.75%	6.00%	6.00%
Rate of compensation increase	0.00%	4.00%	4.00%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 12—Pension Plans (Continued)

	Year Ended
	December 31,
Components of net periodic benefit expense	2008	2007	2006
	(Dollars in thousands)
Service cost	$—	$1,166	$1,041
Interest cost	426	683	654
Expected return on plan assets	(349)	(600)	(551)
Amortization of unrecognized net actuarial losses	41	76	118
Net periodic benefit expense	$118	$1,325	$1,262

     The pension plan assets were previously invested with a growth and income strategy with a target asset allocation of 60% equity and 40% fixed income securities. This allocation was changed to a preservation of capital objective pursuant to the decision to terminate the plan. In 2007, the pension plan equity reduction strategy was implemented along with a re-allocation of fixed income securities and cash equivalents in preparation for the third quarter 2008 final distribution to participants. The reduction in equities began in late August 2007 and accelerated with sales in September 2007. At December 31, 2008, any remaining undistributed funds have been allocated to cash and cash equivalents.

     During November 2007, the final sales were initiated to close out the remaining equity positions, which represented less than 5% of the portfolio. The Fixed Income portfolio was re-allocated with maturity considerations for final benefits to be paid in 2008. Cash has been reinvested into high quality fixed income instruments and cash equivalents such as, secondary certificate of deposits, government agencies and insured taxable municipals.

     The Corporation’s pension plan weighted-average asset allocations by asset category are as follows:

	Percentage of
	Plan Assets at
	December 31,
	2008	2007
Asset Category
Equity securities	—%	—%
Debt securities	—%	33.4%
Cash and cash equivalents	100.0%	66.6%
Total	100.0%	100.0%

     In March 2009, the Corporation will process a final contribution of $371,000 to the pension plan, which together with the remaining plan assets, will be utilized to purchase $435,000 in terminal funding annuity contracts for any remaining participants entering pay status. At December 31, 2008, the contribution is accrued in other liabilities on the consolidated balance sheets.

Supplemental Benefit Plans

     The Corporation maintains a Supplemental Executive Retirement Plan for certain officers and key employees. The plan provides for payment to the covered employee of an annual supplemental retirement benefit up to 50% of their average annual compensation upon retirement, thereafter offset by the employer’s share of social security, defined benefit pension and available employer’s 401(k) matching contribution. There is a lifetime payout in retirement benefits with a minimum payout of 10 years. There is a pre-retirement death benefit, payable for 10 years, of 100% of the average annual compensation for the first year, and up to 50% of the average annual compensation for the next 9 years. The Corporation’s liability under these agreements is being accrued over the participants’ remaining service period. The accrued benefit obligation as of December 31, 2008 and 2007 was $5.1 million and $5.4 million, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 12—Pension Plans (Continued)

     In connection with the acquisition of East Penn Financial in 2007, the Corporation assumed an obligation under the East Penn Supplemental Executive Retirement Plan which provides for a fixed payment to the covered employee beginning at age 62 with a 15 year benefit period. The pre-retirement death benefit is the accrued benefit. The liability for this agreement has been fully accrued. The accrued benefit obligation as of December 31, 2008 and 2007 was $594,000 and $593,000, respectively.

     In connection with the acquisition of Willow Financial in 2008, the Corporation assumed obligations under the Willow Financial Supplemental Executive Retirement Plan covering seven executives. Upon the effective date of the Willow Financial acquisition, each individual’s interest in the plan became fully vested. The accrued obligation as of December 31, 2008 was $724,000, of which $416,000 will be paid in the first quarter of 2009 to individuals electing a lump-sum payment. The remaining balance is for one executive who elected to receive five annual payments commencing in February 2009. As a result of the Willow Financial acquisition, the Corporation also assumed the Willow Financial Directors’ Retirement Plan (Directors’ Plan) and the Willow Financial Presidents’ Supplemental Retirement Agreement (Presidents’ Plan). The Directors’ Plan provides for a fixed monthly payment for a 10-year period beginning in June 2009 to the participating former Willow Financial directors. The Presidents’ Plan for a former President provides for a fixed monthly payment through February 2016. The accrued liabilities of the Directors’ Plan and President’s Plan were $944,000 and $582,000, respectively at December 31, 2008.

Defined Contribution Plan

     The Corporation maintains a 401(k) defined contribution retirement savings plan which allows employees to contribute a portion of their compensation on a pre-tax and/or after-tax basis in accordance with specified guidelines. Prior to January 1, 2008, the Corporation matched 50% of pre-tax employee contributions up to a maximum of 3%. Effective January 1, 2008, in addition to the company match up to a maximum of 3%, all eligible employees began receiving a company funded basic contribution to the 401(k) plan equal to 2% of eligible earnings. For 2008, the company funded 401(k) match contribution was $931,000 and the basic company funded 401(k) contribution was $822,000 for a total of $1.8 million in contributions charged to earnings. Contributions charged to earnings for 2007 and 2006 were $742,000 and $628,000, respectively.

Willow Financial Bank Employee Stock Ownership Plan

     In connection with the acquisition of Willow Financial on December 5, 2008, the Corporation assumed the Willow Financial Bank 401(k)/ Employee Stock Ownership Plan (ESOP). As of December 5, 2008, the 401(k)/ESOP was frozen with termination and final distributions pending approval by the appropriate regulatory authorities. No additional contributions to the plan will be accepted, but loan repayments by participants are permitted. At December 5, 2008, the ESOP portion of the plan had two outstanding loans with a total principal balance of $4.2 million due to Willow Financial Bancorp, Inc. The shares originally purchased with the loan funds were held in a suspense account for allocation among the participants as the loans are repaid. Shares released from the loan collateral were in an amount proportional to repayment of the original ESOP loans. At December 31, 2008, there were 324,113 unallocated ESOP shares remaining to be utilized to pay down the remaining loan principal balance, representing a fair value of $4.7 million. Upon repayment of the loans, any remaining shares will be allocated to the participants.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 13—Stock Repurchase Program and Stock Dividend

     The Corporation has a stock repurchase program that permits the repurchase of up to five percent of its outstanding common stock. The repurchased shares will be used for general corporate purposes. On May 12, 2005, the Board of Directors authorized a plan to purchase up to 1,416,712 shares (adjusted for five percent stock dividend paid on September 15, 2006 and September 15, 2005) or 4.9% of its outstanding common stock. As of December 31, 2008, the maximum number of shares that may yet be purchased under the plan is 731,761.

     On September 15, 2006, the Corporation paid a five percent stock dividend on its common stock to shareholders of record as of September 1, 2006. All prior period amounts in the consolidated financial statements and footnotes have been restated to reflect these stock dividends.

Note 14—Stock-Based Compensation

     The Corporation has four shareholder approved fixed stock option plans that allow the Corporation to grant options up to an aggregate of 3,797,861 shares of common stock to key employees and directors. At December 31, 2008, 2,663,395 stock options had been granted under the stock option plans. The options have a term of ten years when issued and typically vest over a five-year period. The options granted during 2008 have a term of three years and vest over seven years. The exercise price of each option is the market price of the Corporation’s stock on the date of grant. Additionally, at December 31, 2008, the Corporation had 556,506 assumed stock options from the Willow Financial acquisition completed in 2008. The options have a term of ten years and are exercisable at prices ranging from $5.19 to $22.34. Also, at December 31, 2008, the Corporation had 25,480 assumed stock options from the East Penn Financial acquisition completed in 2007. The options have a term of ten years and are exercisable at prices ranging from $5.94 to $13.07.

     The Corporation recognizes compensation expense for stock options in accordance with SFAS 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)) adopted at January 1, 2006 under the modified prospective application method of transition. Prior to January 1, 2006, the Corporation followed SFAS 123 and APB 25, “Accounting for Stock Issued to Employees” with pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS 123 had been applied. The Corporation recognizes compensation expense for the portion of outstanding awards at January 1, 2006 for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under SFAS 123 for pro forma disclosures.

     For grants subject to a service condition that were awarded on or after January 1, 2006, the Corporation utilizes the Black-Scholes option-pricing model (as used under SFAS 123) to estimate the fair value of each option on the date of grant. Grants subject to a service condition were awarded in 2008 and 2006 while grants subject to a market condition were awarded in 2007. The Black-Scholes model takes into consideration the exercise price and expected life of the options, the current price of the underlying stock and its expected volatility, the expected dividends on the stock and the current risk-free interest rate for the expected life of the option. The fair value of options granted with a service condition were estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions based on historical data for grants in 2008 and 2006, respectively: weighted-average dividend yield of 5.74% and 3.52%; weighted-average expected volatility of 44.31% and 32.19%, weighted average risk-free interest rate of 2.40% and 4.64% (4.42% to 5.08%) and a weighted-average expected life of 6.20 and 7.28 years.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 14—Stock-Based Compensation (Continued)

     For grants subject to a market condition that were awarded in 2007, the Corporation utilized a Monte Carlo simulation to estimate the fair value and determine the derived service period. Compensation is recognized over the derived service period with any unrecognized compensation cost immediately recognized when the market condition is met. These awards vest when the Corporation’s common stock reaches targeted average trading prices for 30 days within five years from the grant date. Vesting cannot commence before six months from the grant date. The term and exercise price of the options are the same as previously mentioned. The fair value and derived service period (the median period in which the market condition is met) were determined using a Monte Carlo simulation with the following assumptions: weighted average dividend yield of 4.59% based on historical data, weighted-average expected volatility of 32.65% based on historical data, risk-free rate of 4.54% to 5.17%, weighted average expected life of 6.04 years and a uniform post-vesting exercise rate (mid-point of vesting and contractual term).

     Expected volatility is based on the historical volatility of the Corporation’s stock over the expected life of the grant. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury strip rate in effect at the time of the grant. The life of the option is based on historical factors which include the contractual term, vesting period, exercise behavior and employee terminations.

     In accordance with SFAS 123(R), stock based compensation expense is based on awards that are ultimately expected to vest and therefore has been reduced for estimated forfeitures. The Corporation estimates forfeitures using historical data based upon the groups identified by management. Stock-based compensation expense was $136,000, $118,000 and $440,000 for 2008, 2007, and 2006, respectively.

     The Corporation has the following shareholder approved fixed stock option plans that are maintained to advance the development, growth and financial condition of the Corporation as described below. In connection with the acquisition of Willow Financial in 2008, the Corporation assumed all obligations under the Willow Financial 1999 and 2002 Stock Option Plans, as well as obligations that remained open under the Willow Grove Bank and Chester Valley Bank stock option plans at the effective time of the merger. The Plans provided options grants to non-employee directors, as well as employees. The change in control accelerated the vesting of all outstanding stock options to 100%. In connection with the acquisition of East Penn Financial in 2007, the Corporation assumed all obligations under the East Penn Financial 1999 Independent Director Stock Option Plan and the 1999 Stock Incentive Plan. In connection with the acquisition of Millennium Bank in 2004, the Corporation assumed all obligations under the Millennium Bank Stock Compensation Program. All share information has been adjusted to reflect stock dividends. For additional information on the accounting for share-based compensation plans, see Note 1, “Significant Accounting Policies—Stock-Based Compensation.”

     1998 Independent Directors Stock Option Plan: This plan provides that shares of the Corporation’s stock be issued to non-employee directors. During 2008, no stock options were granted under the plan. At December 31, 2008, there were 258,564 stock options outstanding under the plan. The plan expired on October 8, 2008; therefore, no further stock options may be awarded under the plan.

     East Penn Financial 1999 Independent Director Stock Option Plan Converted to Harleysville Stock Options: In connection with the acquisition of East Penn Financial in 2007, the Corporation assumed all obligations under the East Penn Financial 1999 Independent Director Stock Option Plan. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, outstanding stock options were converted according to pro-ration parameters outlined in the merger agreement. Stock options totaling 23,548 were assumed on the effective date of the merger. A total of 21,025 stock options remained outstanding under the plan at December 31, 2008. No further stock options may be granted under the plan.

     1993 Stock Incentive Plan: This plan provides that shares of the Corporation’s common stock be issued to certain employees of the Corporation and the Bank. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock. No stock options remain available for grant under the 1993 Stock Incentive Plan. At December 31, 2008, there were 7,855 stock options outstanding under the plan.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 14—Stock-Based Compensation (Continued)

     1998 Stock Incentive Plan: This plan provides that shares of the Corporation’s common stock be issued to certain employees of the Corporation and the Bank. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock. No stock options were granted during 2008. The plan expired on October 8, 2008; therefore, no future stock options may be awarded under the plan. At December 31, 2008, there were 561,377 options outstanding under the plan.

     2004 Omnibus Stock Incentive: This plan provides that shares of the Corporation’s common stock be issued to certain employees and/or directors of the Corporation and the Bank. Awards can be made in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock. During 2008, there were 210,082 stock options granted under the plan. As of December, 31, 2008, stock options of 910,468 remained available for grant. At December 31, 2008, there were 247,157 stock options outstanding under the plan.

     Millennium Bank Stock Compensation Program Converted to Harleysville Stock Options: In connection with the acquisition of Millennium Bank in 2004, the Corporation assumed all obligations under the Millennium Bank Stock Compensation Program. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, outstanding stock options were converted according to proration parameters outlined in the merger agreement. Stock options totaling 328,327 were assumed on the effective date of the merger. In conjunction with the sale of Cumberland Advisors, Inc. which took place in 2005, 36,209 non-qualified performance based stock options were cancelled. No stock option awards remain outstanding and exercisable under the program at December 31, 2008. No further stock options may be granted under the program.

     East Penn Financial 1999 Stock Incentive Plan Converted to Harleysville Stock Options: In connection with the acquisition of East Penn Financial in 2007, the Corporation assumed all obligations under the East Penn Financial 1999 Stock Incentive Plan. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, outstanding stock options were converted according to proration parameters outlined in the merger agreement. Stock options totaling 1,932 were assumed on the effective date of the merger. A total of 1,092 stock options remained outstanding under the plan at December 31, 2008. No further stock options may be granted under the plan.

     Willow Financial Bancorp Stock Incentive Plans: In connection with the acquisition of Willow Financial Bancorp in 2008, the Corporation assumed all obligations under Willow’s 1999 and 2002 Stock Option Plans, as well as obligations that remained open under the Willow Grove Bank and Chester Valley Bank stock option plans at the effective time of the merger. The Plans provided stock options grants to non-employee directors, as well as employees. The change in control accelerated the vesting of all outstanding stock options to 100%. Upon consummation of the merger, 556,506 stock options were converted according to proration parameters outlined in the merger agreement. At December 31, 2008, a total of 551,653 stock options remained outstanding and exercisable under the plan. No further stock options may be granted under the plans.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 14—Stock-Based Compensation (Continued)

     A summary of option activity under the Corporation’s stock option plans as of December 31, 2008 and changes during the year then ended is presented in the following table. The number of shares and weighted-average share information have been adjusted to reflect stock dividends.

Options

			Weighted-
			Average
		Weighted-	Remaining
		Average	Contractual	Aggregate
		Exercise	Term	Intrinsic Value
	Shares	Price	(in years)	(in thousands)
Outstanding at January 1, 2008	1,113,499	$15.74
Granted	210,082	14.06
Options assumed from Willow Financial acquisition (see note 2)	556,506	14.17
Exercised	(161,163)	9.41
Forfeited (unvested)	(25,574)	21.66
Cancelled (vested)	(44,627)	24.72
Outstanding at December 31, 2008	1,648,723	$15.28	3.94	$3,204

Exercisable at December 31, 2008	1,385,057	$15.36	3.34	$3,125

     The weighted-average grant-date fair value of options granted during the years ended December 31, 2008, 2007 and 2006 were $3.54, $3.73 and $5.23, respectively. The total intrinsic value of options exercised during the years ended December 31, 2008, 2007 and 2006 were $890,000, $514,000 and $4.6 million, respectively. Intrinsic value is measured using the fair market value price of the Corporation’s common stock less the applicable exercise price.

     A summary of the status of the Corporation’s nonvested shares as of December 31, 2008 is as follows:

		Weighted-Average
Nonvested Shares	Shares	Grant-Date Fair Value
Nonvested at January 1, 2008	108,736	$5.37

Granted	210,082	3.54

Share obligations assumed from
Willow Financial acquisition	556,506	3.59

Vested	(586,086)	3.73

Forfeited	(25,574)	6.00

Nonvested at December 31, 2008	263,664	$3.74

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 14—Stock-Based Compensation (Continued)

     As of December 31, 2008, there was a total of $857,000 of unrecognized compensation cost related to nonvested awards under stock option plans. This cost is expected to be recognized over a weighted-average period of 2.8 years. The total fair value of shares vested during the years ended December 31, 2008, 2007 and 2006 were $2.2 million (includes $2.0 million from Willow Financial acquisition), $356,000 and $360,000, respectively. The tax benefit realized for the tax deductions from option exercises totaled $305,000, $119,000 and $1.3 million for 2008, 2007, and 2006, respectively.

     In addition, the Corporation maintains the Harleysville National Corporation Stock Bonus Plan to award employees in recognition of exemplary service during each calendar year. The Corporation’s Board of Directors authorized the registration of 70,354 shares of common stock for issuance under this plan in December 1996. The Stock Bonus Plan is administered by the Compensation Committee of the Corporation. The committee annually determines, in its sole discretion, the amount of shares the Corporation awards. The Corporation awarded 129 shares during 2008. As of December 31, 2008, a total of 22,695 shares remained available for awards under the plan.

Note 15—Earnings Per Share

     The calculations of basic and diluted earnings per share are presented below. All weighted average shares, actual shares and per share information in the financial statements have been adjusted retroactively for the effect of stock dividends and splits. See Note 1 of the consolidated financial statements for a discussion on the calculation of earnings per share.

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands, except
	per share information)
Basic earnings per share
Net income available to common shareholders	$25,093	$26,595	$39,415
Weighted average common shares outstanding	32,201,150	29,218,671	28,946,847
Basic earnings per share	$0.78	$0.91	$1.36

Diluted earnings per share
Net income available to common shareholders
and assumed conversions	$25,093	$26,595	$39,415
Weighted average common shares outstanding	32,201,150	29,218,671	28,946,847
Dilutive potential common shares(1),(2)	162,987	241,227	406,281
Total diluted weighted average common shares
outstanding	32,364,137	29,459,898	29,353,128
Diluted earnings per share	$0.78	$0.90	$1.34
____________________

(1)	Includes incremental shares from assumed conversions of stock options.

(2)	Antidilutive options have been excluded in the computation of diluted earnings per share because the options’ exercise prices were greater than the average market price of the common stock. For 2008, 2007, and 2006, there were 1,037,645, 475,952 and 416,353 antidilutive options at an average price of $18.79, $23.44 and $24.50 per share, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 16—Comprehensive (Loss) Income and Accumulated Other Comprehensive (Loss) Income

      The components of other comprehensive (loss) income are as follows:

		Tax
	Before	Benefit	Net of
For the year ended December 31, 2008	tax amount	(Expense)	tax amount
	(Dollars in thousands)
Net unrealized losses on available for sale securities:
Net unrealized holding losses arising during period	$(40,146)	$14,051	$(26,095)
Less reclassification adjustment for net gains on sales of
available for sale securities realized in net income	2,642	(925)	1,717
Less reclassification adjustment for other-than-temporary
impairment of available for sale securities recognized in net
income	(1,923)	673	(1,250)
Net unrealized losses	(40,865)	14,303	(26,562)
Change in fair value of derivatives used for cash flow hedges	171	(60)	111
Other comprehensive loss, net	$(40,694)	$14,243	$(26,451)

		Tax
	Before	(Expense)	Net of
For the year ended December 31, 2007	tax amount	Benefit	tax amount
	(Dollars in thousands)
Net unrealized gains on available for sale securities:
Net unrealized holding gains arising during period	$4,856	$(1,700)	$3,156
Less reclassification adjustment for net gains realized in net
income	1,187	(415)	772
Less reclassification adjustment for other-than-temporary
impairment of available for sale securities recognized in net
income	(55)	19	(36)
Net unrealized gains	3,724	(1,304)	2,420
Change in fair value of derivatives used for cash flow hedges	(643)	225	(418)
Reversal of FAS 158 adjustment due to defined benefit pension
plan curtailment	2,361	(826)	1,535
Other comprehensive income, net	$5,442	$(1,905)	$3,537

		Tax
	Before	(Expense)	Net of
For the year ended December 31, 2006	tax amount	Benefit	tax amount
	(Dollars in thousands)
Net unrealized gains on available for sale securities:
Net unrealized holding gains arising during period	$5,548	$(1,942)	$3,606
Less reclassification adjustment for net losses realized in net
income	(674)	236	(438)
Net unrealized gains	6,222	(2,178)	4,044
Change in fair value of derivatives used for cash flow hedges	(141)	49	(92)
Amortization of unrealized loss on termination of cash flow
hedge	151	(53)	98
Other comprehensive income, net	$6,232	$(2,182)	$4,050

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 16—Comprehensive (Loss) Income and Accumulated Other Comprehensive (Loss) Income (Continued)

     The components of other accumulated other comprehensive (loss) income, net of tax, which is a component of shareholders’ equity were as follows:

	Net Unrealized	Net Change in			Transition
	(Losses) Gains	Fair Value of	Net Change in	Net Change	Asset Related	Accumulated
	on Available	Derivatives	Termination of	Related to	to Defined	Other
	For Sale	Used for Cash	Cash Flow	Defined Benefit	Benefit	Comprehensive
	Securities	Flow Hedges	Hedge	Pension Plan	Pension Plan	(Loss) Income
Balance, December 31, 2005	$(8,916)	$396	$(98)	$—	$—	$(8,618)
Net Change	4,044	(92)	98	(1,579)	44	2,515
Balance, December 31, 2006(1)	(4,872)	304	—	(1,579)	44	(6,103)
Net Change	2,420	(418)	—	1,579	(44)	3,537
Balance, December 31, 2007	(2,452)	(114)	—	—	—	(2,566)
Net Change	(26,562)	111	—	—	—	(26,451)
Balance, December 31, 2008	$(29,014)	$(3)	$—	$—	$—	$(29,017)
____________________

(1)	At December 31, 2006, the Corporation adopted SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” and recognized as an adjustment to the December 31, 2006 balance of accumulated other comprehensive income, net of tax, the net loss and transition asset that had not been included in the net periodic benefit cost of its pension plan for $1.5 million.

Note 17—Segment Information

     The Corporation operates two main lines of business along with several other operating segments. SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” (SFAS 131) establishes standards for the way public business enterprises report information about operating segments. Operating segments are components of an enterprise, which are evaluated regularly by the chief operating decision-maker in deciding how to allocate and assess resources and performance. The Corporation’s chief operating decision-maker is the President and Chief Executive Officer. The Corporation has applied the aggregation criteria set forth in SFAS 131 for operating segments establishing two reportable segments: Community Banking and Wealth Management.

     The Community Banking segment provides financial services to consumers, businesses and governmental units primarily in southeastern Pennsylvania. These services include full-service banking, comprised of accepting time and demand deposits, making secured and unsecured commercial loans, mortgages, consumer loans, and other banking services. The treasury function income is included in the Community Banking segment, as the majority of effort of this function is related to this segment. Primary sources of income include net interest income and service fees on deposit accounts. Expenses include costs to manage credit and interest rate risk, personnel, and branch operational and technical support.

     The Wealth Management segment includes: trust and investment management services, providing investment management, trust and fiduciary services, estate settlement and executor services, financial planning, and retirement plan and institutional investment services; employee benefits services; and the Cornerstone Companies, registered investment advisors for high net worth, privately held business owners, wealthy families and institutional clients. Major revenue component sources include investment management and advisory fees, trust fees, estate and tax planning fees, brokerage fees, and insurance related fees. Expenses primarily consist of personnel and support charges. Additionally, the Wealth Management segment includes an inter-segment credit related to trust deposits which are maintained within the Community Banking segment using a transfer pricing methodology.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 17—Segment Information (Continued)

     The Corporation has also identified several other operating segments. These operating segments within the Corporation’s operations do not have similar characteristics to the Community Banking or Wealth Management segments and do not meet the quantitative thresholds requiring separate disclosure. These non-reportable segments include HNC Reinsurance Company, HNC Financial Company, and the parent holding company and are included in the “Other” category.

     Information about reportable segments and reconciliation of the information to the consolidated financial statements follows:

	Community
	Banking	Wealth Management	All Other	Consolidated Totals
	(Dollars in thousands)
Year Ended December 31, 2008
Net interest income (expense)	$109,030	$280	$(5,170)	$104,140
Provision for loan losses	15,567	—	—	15,567
Noninterest income	27,175	18,689	353	46,217
Noninterest expense	86,852	16,869	901	104,622
Income (loss) before income taxes (benefit)	33,786	2,100	(5,718)	30,168
Income taxes (benefit)	6,138	833	(1,896)	5,075
Net income (loss)	$27,648	$1,267	$(3,822)	$25,093
Assets	$5,447,646	$30,437	$12,426	$5,490,509

	Community
	Banking	Wealth Management	All Other	Consolidated Totals
	(Dollars in thousands)
Year Ended December 31, 2007
Net interest income (expense)	$84,563	$451	$(2,580)	$82,434
Provision for loan losses	10,550	—	—	10,550
Noninterest income	23,947	18,658	733	43,338
Noninterest expense	64,751	15,744	860	81,355
Income (loss) before income taxes (benefit)	33,209	3,365	(2,707)	33,867
Income taxes (benefit)	6,917	1,502	(1,147)	7,272
Net income (loss)	$26,292	$1,863	$(1,560)	$26,595
Assets	$3,862,378	$25,572	$15,051	$3,903,001

	Community
	Banking	Wealth Management	All Other	Consolidated Totals
	(Dollars in thousands)
Year Ended December 31, 2006
Net interest income (expense)	$84,775	$470	$(2,072)	$83,173
Provision for loan losses	4,200	—	—	4,200
Noninterest income	29,735	14,878	735	45,348
Noninterest expense	56,049	13,553	1,228	70,830
Income (loss) before income taxes (benefit)	54,261	1,795	(2,565)	53,491
Income taxes (benefit)	14,475	717	(1,116)	14,076
Net income (loss)	$39,786	$1,078	$(1,449)	$39,415
Assets	$3,195,051	$19,475	$35,302	$3,249,828

     The accounting policies of the segments are the same as those described in the summary of significant accounting policies disclosed in Note 1 of the consolidated financial statements. Consolidating adjustments reflecting certain eliminations of inter-segment revenues, cash and investment in subsidiaries are included in the “All Other” segment.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 18—Lease Commitments and Contingent Liabilities

Lease Commitments

     Lease commitments for equipment and banking locations expire intermittently over the years through 2037. As a part of the acquisition of Willow Financial, the Corporation assumed 28 additional leases with intermittent expirations through 2027. Most banking location leases require the lessor to pay insurance, maintenance costs, and property taxes. In December 2007, the Corporation sold its headquarter’s property along with fourteen branch properties and entered into a sale-leaseback agreement with the purchaser. At December 31, 2008, the remaining term of these leases was fourteen years with options to renew for up to forty additional years. Approximate minimum rental commitments for non-cancelable operating leases at December 31, 2008, are as follows:

Minimum Lease
Payments
(Dollars in thousands)
For the year ending:
2009	$9,214
2010	8,655
2011	8,353
2012	7,714
2013	7,548
Thereafter	83,073
Total	$124,557

     Total rent expense amounted to $5.6 million, $3.2 million and $2.4 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Other

     As a result of the acquisition of Willow Financial, the Corporation recorded a liability in purchase accounting of $2.7 million in connection with certain legal contingencies which existed prior to the acquisition. The amount accrued represents estimated settlement and legal costs on ongoing litigation assumed from Willow Financial. There can be no assurance that any of the outstanding legal proceedings to which the Corporation is a party as a successor in interest to Willow Financial will not be decided adversely to the Corporation’s interests and have a material effect on the financial condition and operations of the Corporation.

     Based on consultation with the Corporation’s legal counsel, management is not aware of any litigation that would have a material adverse effect on the consolidated financial position of the Corporation. Except as noted above, there are no proceedings pending other than the ordinary routine litigation incident to the business of the Corporation. In addition, no material proceedings are pending or are known to be threatened or contemplated against the Corporation by government authorities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 19—Financial Instruments with Off-Balance Sheet Risk

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

     The Bank’s maximum exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual or notional amounts of those instruments. The Bank uses the same stringent credit policies in extending these commitments as they do for recorded financial instruments and controls exposure to loss through credit approval and monitoring procedures. These commitments often expire without being drawn upon and often are secured with appropriate collateral; therefore, the total commitment amount does not necessarily represent the actual risk of loss or future cash requirements.

     The Bank offers commercial, mortgage and consumer credit products to its customers in the normal course of business. These products represent a diversified credit portfolio and are generally issued to borrowers within the Bank’s branch office systems in eastern Pennsylvania. The ability of the customers to repay their credits is, to some extent, dependent upon the economy in the Bank’s market areas.

     The approximate contract amounts are as follows:

	Total Amount
	Committed at
	December 31,
Commitments	2008	2007
	(Dollars in thousands)
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$995,125	$822,995
Standby letters of credit and financial guarantees written	34,806	23,473
Financial instruments whose notional or contract amounts exceed the amount of credit risk:
Interest rate swap agreements	124,214	58,928
Interest rate cap agreements	200,000	200,000

     Standby letters of credit expire as follows: $32.3 million in one year or less, $2.5 million after one year through three years, $69,000 after three years through five years and $0 after five years.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 19—Financial Instruments with Off-Balance Sheet Risk (Continued)

     During 2008, the Corporation had cash flow hedges with notional amounts totaling $45.0 million which matured. These swaps had the effect of converting rates on money market deposit accounts to a fixed-rate cost of funds. This strategy was undertaken to allow the Bank to recognize, in a rising rate environment, a larger interest rate spread than it otherwise would have without the swaps in effect. In addition, two cash flow hedges with a notional amount of $10.0 million that had the effect of converting variable debt to a fixed rate matured during 2008. For both of these types of swaps, the Corporation recognized net interest expense of 192,000 for the year ended December 31, 2008 and net interest income of $287,000 and $442,000 for the years ended December 31, 2007, and 2006, respectively. During the first quarter of 2005, the Corporation terminated a cash flow hedge with a notional value of $25.0 million. The gross loss related to the termination of this swap was $310,000 which was amortized through October 2006 in accordance with SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities.” For the year ended December 31, 2006, the Corporation amortized $151,000 into net interest income related to this swap. Periodically, the Corporation may enter into fair value hedges to limit the exposure to changes in the fair value of loan assets. At December 31, 2008, the Corporation had a fair value hedge in the form of an interest rate swap with a notional amount of $1.9 million which matures in 2017. In addition, four fair value hedges with notional amounts totaling $7.5 million were acquired from Willow Financial with maturity dates ranging from 2013 to 2016. These swaps do not qualify for hedge accounting treatment and thus all changes in the fair value of the derivatives is recorded in the consolidated statements of income. As such, based on the decrease in the market value of these interest rate swaps during 2008, the Corporation recognized a loss of $183,000 in other expense in the consolidated statement of operations. During 2008, the Corporation terminated a fair value hedge in the form of an interest rate swap with a notional amount of $2.0 million. For fair value hedges, the Corporation recognized net interest expense of $81,000 for the year ended December 31, 2008 and net interest income of $59,000 and $7,000 for the years ended December 31, 2007 and 2006, respectively. At December 31, 2008, the Corporation had swap agreements with a negative fair value of $1.1 million. At December 31, 2007, the Corporation had swap agreements with a positive fair value of $10,000 and with a negative fair value of $366,000. There was no hedge ineffectiveness recognized during 2008, 2007 and 2006.

     During March 2007, the Corporation purchased one and three month Treasury bill interest rate cap agreements with notional amounts totaling $200 million to limit its exposure on variable rate NOW deposit accounts. The initial premium related to these caps was $73,000 which is being amortized to interest expense over the life of the cap based on the cap market value. The Corporation recognized amortization of $16,000 and $8,000 for the year ended December 31, 2008 and 2007, respectively. At December 31, 2008, these caps, designated as cash flow hedges, had a positive fair value of $0. At December 31, 2007, these caps had a positive fair value of $222. The caps mature in March 2009. Due to notional mismatch, $43,000 was recognized in other expense during the year ended December 31, 2008. During 2007, the Corporation accelerated the reclassification of an immaterial amount in other comprehensive income to earnings as a result of variable-rate interest payments becoming probable not to occur. The accelerated amount was a loss of $7,000 recognized in interest expense.

     During 2008, the Corporation began to offer certain derivative products directly to qualified commercial borrowers. The Corporation economically hedges derivative transactions executed with commercial borrowers by entering into mirror-image, offsetting derivatives with third parties. Derivative transactions executed as part of this program are not designated in SFAS 133-qualifying hedging relationships and are, therefore, marked-to-market through earnings each period. Because the derivatives have mirror-image contractual terms, the changes in fair value substantially offset through earnings. These derivatives have maturity dates ranging from 2010 to 2018. As of December 31, 2008, the fair value of the derivative assets and the fair value of the offsetting derivative liabilities were $4.5 million and $4.5 million, respectively. Fees earned in connection with the execution of derivatives related to this program are recognized in other noninterest fee income. The derivative asset and liability values above include an adjustment related to the consideration of credit risk required under FAS 157 of $18,000, which is also recognized as an adjustment to other noninterest fee income.

     The Bank also had commitments with customers to extend mortgage loans at a specified rate at December 31, 2008 and December 31, 2007 of $36.4 million and $3.4 million, respectively and commitments to sell mortgage loans at a specified rate at December 31, 2008 and December 31, 2007 of $53.1 million and $2.4 million, respectively. The commitments are accounted for as a derivative and recorded at fair value. The Bank estimates the fair value of these commitments by comparing the secondary market price at the reporting date to the price specified in the contract to extend or sell the loan initiated at the time of the loan commitment. At December 31, 2008, the Corporation had commitments with a positive fair value of $274,000 and negative fair value of $48,000 which was recorded as other income. At December 31, 2007, the Corporation had commitments with a positive fair value of $19,000 and negative fair value of $19,000 which was recorded as other income.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 19—Financial Instruments with Off-Balance Sheet Risk (Continued)

     During December 2004 and January 2005, the Bank sold lease financing receivables of $10.5 million. Of these leases, $1.2 million were sold with full recourse and the remaining leases were sold subject to recourse with a maximum exposure of ten percent of the outstanding receivable. The total recourse exposure at the time of the sale of the leases was $2.0 million. The Bank’s total recourse exposure at December 31, 2008 was $26,000. After the first anniversary of the sale agreement, and on a quarterly basis thereafter, upon written request by the Bank, the purchaser will review the portfolio performance and may reduce the total exposure to an amount equal to ten percent of the outstanding net book value. The Bank will be subject to the full and partial recourse obligations until all the lease financing receivables have been paid or otherwise been terminated and all equipment has been sold or disposed of. The final lease payment is due in 2010. The outstanding balance of these sold leases at December 31, 2008 was $187,000. At December 31, 2008 and December 31, 2007, the Bank had $1,000 and $17,000, respectively, on the balance sheet as a recourse liability.

Note 20—Regulatory Capital

					To Be Well
					Capitalized
					Under Prompt
			For Capital		Corrective
	Actual		Adequacy Purposes		Action Provision
As of December 31, 2008	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Total Capital (to risk weighted assets):
Corporation	$384,522	8.88%	$346,333	8.00%	$432,917	10%
Harleysville National Bank	370,552	8.58%	345,536	8.00%	431,920	10%
Tier 1 Capital (to risk weighted assets):
Corporation	334,467	7.73%	173,167	4.00%	259,750	6%
Harleysville National Bank	320,497	7.42%	172,768	4.00%	259,152	6%
Tier 1 Capital (to average assets):
Corporation	334,467	8.19%	163,315	4.00%	204,144	5%
Harleysville National Bank	320,497	7.88%	162,689	4.00%	203,361	5%

					To Be Well
					Capitalized
					Under Prompt
			For Capital		Corrective
	Actual		Adequacy Purposes		Action Provision
As of December 31, 2007	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Total Capital (to risk weighted assets):
Corporation	$329,887	10.67%	$247,273	8.00%	$309,091	10%
Harleysville National Bank	312,880	10.16%	246,286	8.00%	307,858	10%
Tier 1 Capital (to risk weighted assets):
Corporation	302,459	9.79%	123,637	4.00%	185,455	6%
Harleysville National Bank	285,452	9.27%	123,143	4.00%	184,715	6%
Tier 1 Capital (to average assets):
Corporation	302,459	8.72%	138,795	4.00%	173,494	5%
Harleysville National Bank	285,452	8.29%	137,722	4.00%	172,153	5%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 20—Regulatory Capital (Continued)

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material affect on the Corporation’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table) of total and Tier 1 capital to risk-weighted assets. Management believes, as of December 31, 2008, that the Bank meets all capital adequacy requirements to which it is subject. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table.

     The National Banking Laws require the approval of the Office of the Comptroller of the Currency if the total of all dividends declared by a national bank in any calendar year exceed the net profits of the bank (as defined) for that year combined with its retained net profits for the preceding two calendar years. Under this formula, the Bank may declare dividends in 2009 of approximately $8.3 million plus an amount equal to the net profits of the Bank in 2009 up to the date of any such dividend declaration.

     Banking regulations limit the amount of investments, loans, extensions of credit and advances that a subsidiary bank can make to an affiliate at any time to 10% and in the aggregate or to a single financial subsidiary, to 20% of the Bank’s capital stock and surplus. These regulations also require that certain covered transactions including a loan, extension of credit or advance to an affiliate be secured by securities having a market value in excess of the amount thereof. At December 31, 2008, the Bank’s investments in the Cornerstone Companies and BeneServ, Inc. (financial subsidiaries) of $27.5 million were in compliance with the limitations and not subject to collateral requirements.

Note 21—Fair Value Measurements

     Effective January 1, 2008, the Corporation adopted SFAS No. 157, “Fair Value Measurements” (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosure about fair value. SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. SFAS 157 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value. A financial instrument’s level within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement. There have been no material changes in valuation techniques as a result of the adoption of SFAS No. 157.

Level 1 - Quoted prices (unadjusted) in active markets for identical assets or liabilities that the Corporation has the ability to access at the measurement date.

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities in active markets; quoted prices in markets that are not active for identical or similar assets or liabilities; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 21—Fair Value Measurements (Continued)

Level 3 - Unobservable inputs that are supported by little or no market activity and significant to the fair value of the assets or liabilities that are developed using the reporting entities’ estimates and assumptions, which reflect those that market participants would use.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

     A description of the valuation methodologies used for financial instruments measured at fair value on a recurring basis, as well as the classification of the instruments pursuant to the valuation hierarchy, are as follows:

Securities Available for Sale

     Securities classified as available for sale are reported using Level 1, Level 2 and Level 3 inputs. Level 1 instruments generally include equity securities valued based on quoted market prices in active markets. Level 2 instruments include U.S. government agency obligations, state and municipal bonds, mortgage-backed securities, collateralized mortgage obligations and corporate bonds. For these securities, the Corporation obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond's terms and conditions, among other things. During the fourth quarter of 2008, certain collateralized debt obligation investments in pooled trust preferred securities were transferred from Level 2 into Level 3. The Corporation obtained a third party cash flow analysis to determine the projected level of uncollected principal and the resulting fair value. The cash flow analysis included market information such as instrument performance and relevant corporate data associated with certain issuers included within the pooled trust. The Federal Home Loan Bank stock, Federal Reserve Bank stock and other investments which were classified as Level 3 securities available for sale in the Corporation’s previously issued financial statements were reclassified to a separate line item on the Corporation’s consolidated balance sheets as of December 31, 2007 since they do not have readily determinable fair values for purposes of SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” These investment securities are carried at cost and periodically evaluated for impairment. This presentation change is considered to be immaterial.

Residential Mortgage Loans Held for Sale

     Residential mortgage loans originated and intended for sale in the secondary market are carried at estimated fair value. The Corporation estimates the fair value of mortgage loans held for sale using current secondary loan market rates. The Corporation has determined that the inputs used to value its mortgage loans held for sale fall within Level 2 of the fair value hierarchy. The Corporation elected to apply the provisions of SFAS 159 in December 2008 as a result of the portfolio of loans held for sale acquired from Willow Financial. This election resulted in a fair value adjustment of $215,000 recorded in other income on the consolidated statements of income in the fourth quarter of 2008. Prior to the fourth quarter of 2008, residential mortgage loans held for sale were carried at lower of cost or market.

Derivative Financial Instruments

     Currently, the Corporation uses cash flow hedges, fair value hedges and interest rate caps to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, foreign exchange rates, and implied volatilities. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 21—Fair Value Measurements (Continued)

     The fair values of interest rate options are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates fell below (rise above) the strike rate of the floors (caps). The variable interest rates used in the calculation of projected receipts on the floor (cap) are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. To comply with the provisions of SFAS No. 157, the Corporation incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Corporation has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

     Although the Corporation has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties. However, as of December 31, 2008, the Corporation has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its derivatives. As a result, the Corporation has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

     The Corporation also has commitments with customers to extend mortgage loans at a specified rate and commitments to sell mortgage loans at a specified rate. These interest rate and forward contracts for mortgage loans originated and intended for sale in the secondary market are accounted for as derivatives and carried at estimated fair value. The Corporation estimates the fair value of the contracts using current secondary loan market rates. The Corporation has determined that the inputs used to value its interest rate and forward contracts fall within Level 2 of the fair value hierarchy.

     Assets and liabilities measured at fair value on a recurring basis are summarized below.

	Fair Value Measurement Using
	Quoted Prices in
	Active Markets for	Significant Other	Significant
	Identical	Observable	Unobservable	Balance
(Dollars in thousands)	Assets/Liabilities	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2008
Assets
Investment securities available for sale	$21,666	$1,117,133	$3,149	$1,141,948
Residential mortgage loans held for sale	—	17,165	—	17,165
Derivatives	—	4,797	—	4,797
Total assets	$21,666	$1,139,095	$3,149	$1,163,910
Liabilities
Derivatives	$—	$5,689	$—	$5,689
Total liabilities	$—	$5,689	$—	$5,689

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 21—Fair Value Measurements (Continued)

Assets and Liabilities Measured at Fair Value on a Recurring Basis Using Significant Unobservable Inputs (Level 3)

     The table below presents a reconciliation for assets measured at fair value on a recurring basis for which the Corporate has utilized significant unobservable inputs (Level 3).

Investment
Securities
(Dollars in thousands)	Available for
Sale
Balance, January 1, 2008	$—
Transfers into Level 3	5,072
Total losses realized
Included in earnings(1)	(1,923)
Included in other comprehensive income	—

Balance, December 31, 2008	$3,149

The amount of total gains or losses for the period
included in earnings (or changes in net assets)
attributable to the change in unrealized gains or
losses relating to assets still held at December 31,
2008	$—
____________________

(1)	The loss is reported as an other–than-temporary impairment loss on investment securities available for sale in the income statement.

Assets Measured at Fair Value on a Nonrecurring Basis

     A description of the valuation methodologies and classification levels used for financial instruments measured at fair value on a nonrecurring basis are listed as follows. These listed instruments are subject to fair value adjustments (impairment) as they are valued at the lower of cost or market.

Impaired Loans

     Impaired loans are evaluated and valued at the time the loan is identified as impaired, at the lower of cost or market value. Individually impaired loans are measured based on the fair value of the collateral for collateral dependent loans. The value of the collateral is determined based on an appraisal by qualified licensed appraisers hired by the Corporation or other observable market data which is readily available in the marketplace. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly. At December 31, 2008, impaired loans had a carrying amount of $70.2 million with a valuation allowance of $8.4 million. Impaired loans with a carrying amount of $67.9 million were evaluated during 2008 using the practical expedient fair value measurement which resulted in an additional valuation allowance of $6.9 million as compared to December 31, 2007.

Mortgage Servicing Rights

     The Corporation estimates the fair value of mortgage servicing rights based upon the present value of future cash flows using a current market discount rate appropriate for each investor group. Some of the primary components in valuing a servicing portfolio are estimates of anticipated prepayment, current market yields for servicing, reinvestment rate, servicing spread retained on the loans, and the cost to service each loan.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 21—Fair Value Measurements (Continued)

     The Corporation’s entire portfolio consists of fixed rate loans with a remittance type of schedule/actual and a weighted average servicing fee of .25%. The market value calculation was based on long term prepayment assumptions obtained from Bloomberg for similar pools based on original term, remaining term, and coupon. Where prepayment assumptions for loan pools could not be obtained, projections based on current prepayments, secondary loan market, and input from servicing buyers were used. The Corporation has determined that the inputs used to value its mortgage servicing rights fall within Level 2 of the fair value hierarchy. At December 31, 2008, the Corporation’s mortgage servicing rights had a carrying amount of $1.6 million. In accordance with the provisions of SFAS No.156, “Amending Accounting for Separately Recognized Servicing Assets and Liabilities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” mortgage servicing rights with a carrying amount of $3.0 million were written down to their fair value of $1.6 million resulting in an impairment charge of $1.4 million for the year ended December 31, 2008.

     Certain assets measured at fair value on a non-recurring basis are presented below:

	Fair Value Measurement Using
	Quoted Prices in
	Active Markets for	Significant Other	Significant
	Identical	Observable	Unobservable	Balance
(Dollars in thousands)	Assets/Liabilities	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2008
Assets
Impaired loans	$—	$59,987	$—	$59,987
Mortgage servicing rights	—	1,558	—	1,558
Total assets	$—	$61,545	$—	$61,545

     SFAS No. 157 Fair value measurement implementation for nonfinancial assets including goodwill and identifiable intangibles with balances of $240.7 million and $26.2 million, respectively, and nonfinancial liabilities at December 31, 2008 have been delayed until January 1, 2009 in accordance with SFAS No. 157-2.

Disclosures about Fair Value of Financial Instruments

     SFAS No. 107, “Disclosures about Fair Values of Financial Instruments,” (SFAS 107) requires disclosure of the estimated fair value of an entity’s assets and liabilities considered to be financial instruments. For the Corporation, as for most financial institutions, the majority of its assets and liabilities are considered financial instruments as defined in SFAS 107. However, many such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Also, it is the Corporation’s general practice and intent to hold its financial instruments to maturity and not to engage in trading or sales activities, except for certain loans and investments. Therefore, the Corporation had to use significant estimates and present value calculations to prepare this disclosure.

     Changes in the assumptions or methodologies used to estimate fair values may materially affect the estimated amounts. Also, management is concerned that there may not be reasonable comparability between institutions due to the wide range of permitted assumptions and methodologies in the absence of active markets. This lack of uniformity gives rise to a high degree of subjectivity in estimating financial instrument fair values.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 21—Fair Value Measurements (Continued)

     Estimated fair values have been determined by the Corporation using the best available data and an estimation methodology suitable for each category of financial instruments. The estimation methodologies used at December 31, 2008 and 2007 are outlined below. The methodologies for estimating the fair value of financial assets and financial liabilities that are measured at fair value on a recurring or non-recurring basis are discussed in the fair value measurements section above. The estimated fair value approximates carrying value for cash and cash equivalents, accrued interest and the cash surrender value of life insurance policies. The methodologies for other financial assets and financial liabilities are discussed below:

Short-term financial instruments

     The carrying value of short-term financial instruments including cash and due from banks, federal funds sold and securities purchased under agreements to resell, interest-bearing deposits in banks and other short-term investments and borrowings, approximates the fair value of these instruments. These financial instruments generally expose the Corporation to limited credit risk and have no stated maturities or have short-term maturities with interest rates that approximate market rates.

Investment securities held to maturity

     The estimated fair values of investment securities held to maturity are based on quoted market prices, provided by independent third parties that specialize in those investment sectors. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable instruments.

Loans

     The loan portfolio, net of unearned income, has been valued by a third party specialist using quoted market prices, if available. When market prices were not available, a credit risk based present value discounted cash flow analysis was utilized. The primary assumptions utilized in this analysis are the discount rate based on the libor curve, adjusted for credit risk, and prepayment estimates based on factors such as refinancing incentives, age of the loan and seasonality. These assumptions were applied by loan category and different spreads were applied based upon prevailing market rates by category.

Deposits

     The estimated fair values of demand deposits (i.e., interest and noninterest-bearing checking accounts, savings and money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The fair value for certificates of deposit was calculated by an independent third party by discounting contractual cash flows using current market rates for instruments with similar maturities, using a credit based risk model. The carrying amount of accrued interest receivable and payable approximates fair value.

Long-term borrowings and subordinated debt

     The amounts assigned to long-term borrowings and subordinated debt were based on quoted market prices, when available, or were based on discounted cash flow calculations using prevailing market interest rates for debt of similar terms.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 21—Fair Value Measurements (Continued)

The carrying and fair values of certain financial instruments were as follows:

	December 31,
	2008		2007
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
	(Dollars in thousands)
Cash and cash equivalents	$102,526	$102,526	$209,403	$209,403
Investment securities available for sale	1,141,948	1,141,948	910,367	910,367
Investment securities held to maturity	50,434	50,059	57,347	57,518
Residential mortgage loans held for sale	17,165	17,165	1,140	1,140
Loans and leases, net	3,618,124	3,591,202	2,432,355	2,447,474
Bank-owned life insurance	87,081	87,081	72,269	72,269
Time deposits	1,588,921	1,613,684	1,202,690	1,195,811
Long-term borrowings	759,658	809,618	321,785	328,084
Subordinated debt	93,743	50,474	82,992	81,954

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 22—Parent-Company Only Financial Information

     Condensed financial statements of Harleysville National Corporation follow:

CONDENSED BALANCE SHEETS

	December 31,
	2008	2007
	(Dollars in thousands)
Assets
Cash	$7,181	$5,779
Investments in subsidiaries	558,524	410,381
Other investments	3,804	2,492
Other assets	5,598	4,528
Total assets	$575,107	$423,180
Liabilities and shareholders’ equity
Subordinated debt	$93,743	$82,992
Other liabilities	6,639	878
Total liabilities	100,382	83,870
Shareholders’ equity	474,725	339,310
Total liabilities and shareholders’ equity	$575,107	$423,180

CONDENSED STATEMENTS OF INCOME

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Dividends from subsidiaries	$27,859	$48,623	$21,779
Interest from subsidiaries	70	433	290
Investment income	163	152	130
Total income	28,092	49,208	22,199
Interest on subordinated debt	5,484	4,314	3,653
Noninterest expense	148	180	556
Total expense	5,632	4,494	4,209
Income before income tax benefit and equity in undistributed net income of subsidiaries	22,460	44,714	17,990
Income tax benefit	(1,820)	(1,302)	(1,206)
Income before equity in undistributed net income of subsidiaries	24,280	46,016	19,196
Equity in undistributed net income (losses) of subsidiaries	813	(19,421)	20,219
Net income	$25,093	$26,595	$39,415

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

HARLEYSVILLE NATIONAL CORPORATION AND SUBSIDIARIES

Note 22—Parent-Company Only Financial Information (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands)
Operating activities:
Net income	$25,093	$26,595	$39,415
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net (income) losses of subsidiaries	(813)	19,421	(20,219)
Stock-based compensation expense	136	118	440
Net (increase) decrease in other assets	(65)	(133)	1,846
Net (decrease) increase in other liabilities	(517)	69	274
Other, net	16	(709)	(30)
Net cash provided by operating activities	23,850	45,361	21,726

Investing activities:
Net cash paid acquired (paid) due to acquisition	817	(49,761)	—
Capital contributions made to the subsidiaries	—	—	(15,000)
Net cash provided by (used) in investing activities	817	(49,761)	(15,000)

Financing activities:
Advances of long-term subordinated debt	—	23,196	—
Cash dividends	(25,109)	(23,623)	(21,779)
Repurchase of common stock	—	(2,196)	(5,502)
Proceeds from the exercise of stock options	1,567	925	5,302
Excess tax benefits from stock-based compensation	277	42	948
Other, net	—	—	(12)
Net cash used in financing activities	(23,265)	(1,656)	(21,043)
Net increase (decrease) in cash	1,402	(6,056)	(14,317)
Cash and cash equivalents at beginning of year	5,779	11,835	26,152
Cash and cash equivalents at end of year	$7,181	$5,779	$11,835

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders
Harleysville National Corporation

     We have audited the accompanying consolidated balance sheets of Harleysville National Corporation (a Pennsylvania corporation) and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Harleysville National Corporation and subsidiaries as of December 31, 2008 and 2007, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 12 and 14 to the consolidated financial statements, the Corporation has adopted Financial Accounting Standards Board Statement(FASB) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – An Amendment of FASB Statements No. 87, 88, 106 and 132(R) and FASB No. 123(R), Share Based Payments in 2006. As also discussed in Note 1 to the financial statements, the Company adopted FASB No. 157, Fair Value Measurements, and No. 159, the Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115, in 2007.

     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Harleysville National Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 13, 2009 expressed an unqualified opinion.

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
March 13, 2009

Management’s Report on Internal Control Over Financial Reporting and Compliance with Federal Laws and Regulations
     Management of the Corporation is responsible for establishing and maintaining adequate internal control over financial reporting and compliance with federal laws and regulations. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934, as amended, as a process designed by, or under the supervision of, the Corporation’s principal executive and principal financial officers and effected by the Corporation’s board of directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that:
•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Corporation;

•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Corporation are being made only in accordance with authorizations of management and directors of the Corporation; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Corporation’s assets that could have a material effect of the financial statements.
     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
     Management assessed the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2008. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.
     In accordance with the SEC’s published guidance, the Corporation’s management determined that it would exclude the operations of Willow Financial (acquired on December 5, 2008) from the scope of its assessment of internal control over financial reporting as of December 31, 2008. As of December 31, 2008, the Corporation’s total reported consolidated assets were $5.5 billion, of which Willow Financial’s assets accounted for approximately 29.2%. For the year ended December 31, 2008, the Corporation’s consolidated interest and non-interest income was $252.5 million, of which Willow Financial accounted for approximately 2.5%.

     Management believes that, as of December 31, 2008, the Corporation’s internal control over financial reporting was effective. Management also assessed the effectiveness of the Corporation’s internal controls for compliance with federal laws and regulations as of December 31, 2008, in accordance with reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA). Management believes that as of December 31, 2008, the Corporation’s internal controls over compliance with federal laws and regulations were effective.
     The Corporation’s independent registered Public Accounting Firm has issued an attestation report on the Corporation’s internal control over financial reporting.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Shareholders
Harleysville National Corporation
     We have audited Harleysville National Corporation’s (a Pennsylvania Corporation) and subsidiaries’ internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Harleysville National Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on Harleysville National Corporation’s internal control over financial reporting based on our audit.
     As indicated in Management’s Report on Internal Control over Financial Reporting, management’s assessment of and conclusion on the effectiveness of internal control over financial reporting did not include the internal controls of the operations of Willow Financial which was acquired in December 2008 and constituted approximately 29.2% of total consolidated assets as of December 31, 2008 and approximately 2.5% of total consolidated revenues for the year then ended. Our audit on internal control over financial reporting of Harleysville National Corporation and subsidiaries did not include an evaluation of the internal control over financial reporting of Willow Financial.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
     A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

     Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
     In our opinion, Harleysville National Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control — Integrated Framework issued by COSO.
     We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Harleysville National Corporation and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008 and our report dated March 13, 2009 expressed an unqualified opinion.

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
March 13, 2009